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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

VIVUS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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VIVUS, INC.
351 East Evelyn Avenue
Mountain View, CA 94041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 30, 2015

TO OUR STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, (sometimes referred to herein as the Company), will be held on Friday, October 30, 2015, at 10:00 a.m., local time, at Hogan Lovells US LLP, 875 Third Avenue, New York, New York 10022 for the following purposes:

  1.
  To elect eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified.

  2.
  To approve, on a non-binding advisory basis, the compensation of our named executive officers.

  3.
  To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on September 15, 2015 are entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors

Seth H. Z. Fischer Chief Executive Officer
Mountain View, California September 18, 2015

 YOUR VOTE IS IMPORTANT

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO VOTE BY TELEPHONE, BY THE INTERNET OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF SUCH STOCKHOLDER HAS RETURNED A PROXY. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

        Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on October 30, 2015. The Notice of Annual Meeting of Stockholders, the Proxy Statement and our 2014 Annual Report are available electronically at www.edocumentview.com/VVUS. You are encouraged to access and review all of the important information contained in the Proxy Materials before voting.

i

ii

VIVUS, INC.

PROXY STATEMENT FOR THE 2015
ANNUAL MEETING OF STOCKHOLDERS

 GENERAL INFORMATION CONCERNING THE ANNUAL MEETING

        The enclosed Proxy is solicited on behalf of the Board of Directors, or the Board, of VIVUS, Inc., a Delaware corporation, or the Company, for use at the Annual Meeting of Stockholders, or the Annual Meeting, to be held on October 30, 2015, at 10:00 a.m. (local time), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at Hogan Lovells US LLP, 875 Third Avenue, New York, New York 10022.

        We are sending the Notice of Annual Meeting of Stockholders, this Proxy Statement, our 2014 Annual Report and a form of Proxy Card or Voting Instruction Form, as applicable, to all stockholders entitled to vote at the Annual Meeting on or about September 24, 2015. Our principal executive office is located at 351 East Evelyn Avenue, Mountain View, CA 94041. Our telephone number is (650) 934-5200. Our website is www.vivus.com. We make our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, proxy statements and other information filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, with the Securities and Exchange Commission, or the SEC, available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND
OUR 2015 ANNUAL MEETING OF STOCKHOLDERS

Q:
Why am I receiving these materials?

A:
The Board is providing these Proxy Materials to you in connection with our Annual Meeting, which will take place on October 30, 2015. As a stockholder of record or beneficial holder as of the close of business on September 15, 2015, or the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote your shares on the proposals described in this Proxy Statement.

Q:
What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and our named executive officers, and certain other required information, including our 2014 Annual Report, which includes our audited consolidated financial statements.

Q:
What proposals will be voted on at the Annual Meeting?

A:
There will be three proposals presented to the stockholders for consideration at the Annual Meeting:

•
the election to the Board of eight director nominees (Proposal No. 1);

•
the approval of a non-binding advisory resolution on the compensation of our named executive officers (Proposal No. 2); and

  •
  the ratification of the appointment of OUM & Co. LLP, or OUM, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 (Proposal No. 3).

Q:
How does the Board recommend I vote on these proposals?

A:
Our Board recommends that you vote your shares:

•
"FOR" all eight of the Board's director nominees named in this Proxy Statement (Proposal No. 1);

•
"FOR" the proposal regarding the non-binding advisory approval of the compensation of our named executive officers (Proposal No. 2); and

•
"FOR" the ratification of the appointment of OUM & Co. LLP as our independent registered public accounting firm (Proposal No. 3).

Q:
Who is entitled to vote?

A:
Stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting.

Q:
How many shares can vote?

A:
At the Record Date, approximately 104,036,005 shares of our Common Stock, par value $0.001, were issued and outstanding and held of record by approximately 2,933 stockholders. At the Record Date, we did not have any shares of Preferred Stock outstanding.

Q:
What shares can I vote?

A:
You may vote all of the VIVUS shares owned by you as of the close of business on the Record Date. Each stockholder is entitled to one vote for each share held as of the Record Date on all matters presented at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.

  A list of stockholders entitled to vote at the Annual Meeting will be available during ordinary business hours at 351 East Evelyn Avenue, Mountain View, CA 94041 for a period of at least 10 days prior to the Annual Meeting.

Q:
What is the difference between a "beneficial holder" and a "stockholder of record"?

A:
Whether you are a "beneficial holder" or a "stockholder of record" with respect to your shares depends on how you hold your shares:

•
Beneficial Holders:    Most stockholders hold their shares through a broker, bank or other nominee (that is, in "street name") rather than directly in their own names. If you hold shares in street name, you are a "beneficial holder" of those shares, and the Proxy Materials will be forwarded to you by your broker, bank or other nominee. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.

•
Stockholders of Record:    If you hold shares directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the "stockholder of record" with respect to those shares, and the Proxy Materials have been sent directly to you by us.

Q:
Can I attend the Annual Meeting? What do I need for admission?

A:
You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial holder as of the close of business on the Record Date, or you hold a valid legal proxy for the Annual Meeting.

  If you are a stockholder of record, your name will be verified against the list of stockholders of record prior to your being admitted to the Annual Meeting. You should be prepared to present government-issued photo identification for admission. If you are a beneficial holder, you will need to provide proof of beneficial ownership on the Record Date, such as a brokerage account statement showing that you owned our stock as of the Record Date, a copy of the Voting Instruction Form provided by your broker, bank or other nominee, a legal proxy or other similar evidence of ownership as of the Record Date, as well as your government-issued photo identification, for admission. If you do not provide proper photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

  You may obtain directions to the Annual Meeting by contacting our Corporate Secretary via email at corporatesecretary@vivus.com, via telephone at 650-934-5200, via fax at 650-934-5389 or via mail to VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041, Attention: Corporate Secretary.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
If you are a stockholder of record, you have the right to vote your shares in person at the Annual Meeting. If you choose to do so, you can vote using the ballot provided at the meeting or by submitting at the meeting the Proxy Card enclosed with the Proxy Materials you received. If you are a beneficial holder of our shares, and therefore not the stockholder of record, you may not vote those shares in person at the Annual Meeting unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares, giving you the right to vote the shares at the meeting using the ballot provided at the meeting.

  Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described in the answer to the question immediately below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Q:
If I am a stockholder of record on the Record Date, how can I vote my shares without attending the Annual Meeting?

A:
Even if you plan to attend the Annual Meeting, we recommend that you vote in advance of the Annual Meeting. You may vote in advance of the Annual Meeting by any of the following methods:

•
Vote by Mail.    If you are a stockholder of record (that is, if you hold our shares in your own name), you may vote by completing, signing and dating the Proxy Card where indicated and by mailing or otherwise returning the Proxy Card in the envelope provided to you. You should sign your name exactly as it appears on the Proxy Card. If you are signing in a representative capacity (for example, as a guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity. Proxy Cards should be returned in the envelope provided to you and should be received by the Company before Friday, October 30, 2015.

•
Vote by Internet or Telephone.    If you are a stockholder of record (that is, if you hold your shares in your own name), you may vote by the Internet by logging on to the website listed on the Proxy Card, entering your control number located on the Proxy Card and voting by following the on-screen prompts. You may also vote by telephone by calling the toll-free touchtone voting number listed on the Proxy Card, entering your control number located on the Proxy Card and following the touchtone prompts. If you vote by the Internet or by telephone, you do not need to return your Proxy Card to the Company. Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on Thursday, October 29, 2015 for the voting of shares held by stockholders of record.

  Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the Proxy Card or Voting Instruction Form. Please vote promptly.

Q:
If my shares are registered in the name of a broker or other agent on the Record Date, how can I vote my shares without attending the Annual Meeting?

A:
As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You should have received a Voting Instruction Form with these proxy materials from that organization rather than from us. Simply complete and mail the Voting Instruction Form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if applicable. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:
What does it mean if I receive more than one Proxy Card or Voting Instruction Form?

A:
If your shares are registered differently or are in more than one account, you will receive a Proxy Card or Voting Instruction Form for each account. To ensure that all of your shares are voted, please follow the instructions you receive for each account to complete, sign, date and return each Proxy Card or Voting Instruction Form you receive or to submit your Proxy or voting instructions by telephone or over the Internet.

Q:
How will my shares be voted if I do not provide specific voting instructions in the Proxy Card or Voting Instruction Form that I submit?

A:
If you, as the stockholder of record, submit a Proxy Card without giving specific voting instructions on one or more matters listed in the Notice of Annual Meeting of Stockholders, your shares will be voted as recommended by our Board on such matters, and as the Proxy Holders may determine in their discretion how to vote with respect to any other matters properly presented for a vote at the meeting. If you, as the beneficial owner, mail in your Voting Instruction Form, but do not provide voting instructions, the broker or nominee may vote the shares with respect to matters that are considered to be "routine," but may not vote the shares with respect to "non-routine" matters. See "What effect do withhold votes, abstentions and broker non-votes have on the proposals?" below for more information concerning the effect of withhold votes, abstentions and broker non-votes.

Q:
Can I change my vote or revoke my Proxy?

A:
You may change your vote or revoke your Proxy at any time before your Proxy is voted at the Annual Meeting.

•
If you are a stockholder of record, you may change your vote or revoke your Proxy by: (1) delivering to VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041, Attention: Corporate Secretary, a written notice of revocation of your Proxy; (2) submitting an authorized Proxy bearing a later date using one of the alternatives described above under "If I am a stockholder of record on the Record Date, how can I vote my shares without attending the Annual Meeting?"; or (3) attending the Annual Meeting and voting in person. Attendance at the meeting in and of itself, without voting in person at the meeting, will not cause your previously granted Proxy to be revoked.

  •
  If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

  Please note that the submission of a later dated Proxy Card or Voting Instruction Form will revoke any Proxy or voting instructions you may have previously submitted by telephone, over the Internet or by mail.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
Holders of a majority of the outstanding shares entitled to vote must be present, in person or by Proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. Votes cast by Proxy or in person at the Annual Meeting will be tabulated by the Inspector of Election, who will be a representative of Computershare Trust Company, N.A., to determine whether or not a quorum is present. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum. See "What effect do withhold votes, abstentions and broker non-votes have on the proposals?" below for more information concerning the effect of withhold votes, abstentions and broker non-votes.

Q:
What if a quorum is not present at the Annual Meeting?

A:
If the shares present, in person and by Proxy, at the Annual Meeting do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. If a quorum is initially present, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Q:
What vote is required to approve each of the proposals?

A:
Election of Directors.    Directors are elected by a plurality of the votes cast at the Annual Meeting, meaning that the eight nominees receiving the most votes will be elected. Only votes cast "FOR" a nominee will be counted.

  Other Proposals.    The proposals regarding the non-binding advisory approval of the compensation of our named executive officers and the ratification of the appointment of OUM each requires the affirmative vote of a majority of the shares present in person or represented by Proxy and entitled to vote on that proposal. Please note, however, that each of these proposals is advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these two advisory proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

Q:
What effect do withhold votes, abstentions and broker non-votes have on the proposals?

A:
Withhold Votes.    The eight nominees receiving the most "FOR" votes will be elected as directors. Withhold votes will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting, but will not be counted in determining the outcome of the election of directors.

  Abstentions.    Pursuant to Delaware law, abstentions are counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal, other than the election of directors. We intend to treat abstentions in this manner. For all proposals other than the election of directors, abstentions will have the same effect as a vote against the proposal. Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

  Broker Non-Votes.    A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of OUM as the Company's independent registered public accounting firm, without instructions from the beneficial holder of those shares. On the other hand, a broker is not entitled to vote shares held for a beneficial holder on certain non-routine items, such as the election of directors and the non-binding advisory approval of the compensation of our named executive officers. If you are a beneficial holder and want your vote to count on these non-routine proposals, it is critical that you instruct your broker how to vote your shares on these non-routine proposals. Consequently, if you do not submit any voting instructions to your broker, your broker may exercise its discretion to vote your shares only on the proposal to ratify the appointment of OUM. If your shares are voted on this item as directed by your broker, your shares will constitute "broker non-votes" on each of the non-routine items and will not be counted in determining the number of shares necessary for approval of the non-routine items, although they will count for purposes of determining whether a quorum exists.

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Seth H. Z. Fischer and John L. Slebir, the persons named as Proxy Holders (who are executive officers of the Company), will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

  Other than matters and proposals described in this Proxy Statement, we have not received valid notice of any other business to be acted upon at the Annual Meeting.

Q:
Who will count the votes?

A:
The Inspector of Election appointed for the Annual Meeting, who will be a representative of Computershare Trust Company, N.A., will separately tabulate the for, withheld and against votes, as well as any abstentions and broker non-votes.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will report voting results by filing a Current Report on Form 8-K within three business days following the date of the Annual Meeting. If final voting results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Our Board is soliciting Proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting Proxies, including the preparation, assembly, printing, and mailing of the Proxy Materials, and any additional solicitation material furnished to our stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners, and we expect to reimburse the corresponding forwarding expenses. We have retained the services of Georgeson Inc. to solicit Proxies, for which we estimate that we will pay a fee not to exceed $15,000. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, by mail, facsimile, telephone, telegraph, Internet, in person and by advertisement.

Q:
Are Proxy Materials for the 2015 Annual Meeting available electronically?

A:
Yes. This Proxy Statement and our Annual Report on Form 10-K for fiscal year 2014, as amended by a Form 10-K/A, are available electronically at www.edocumentview.com/VVUS.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

Overview of Election of Directors

        Our Amended and Restated Bylaws currently state that the number of directors that shall constitute the Board will be determined from time to time by resolution of the Board, but in no event shall the number be less than three. The Board has currently set the number of directors on the Board at eight. On the recommendation of our Nominating and Governance Committee, the Board has nominated the following eight directors: Alexander J. Denner, Ph.D., Seth H. Z. Fischer, David Y. Norton, Jorge Plutzky, M.D., Eric W. Roberts, Herman Rosenman, Allan L. Shaw and Mayuran Sriskandarajah for election as directors. All eight of the nominees are currently members of the Board. Michael J. Astrue, J. Martin Carroll and Mark B. Logan served on the Board during fiscal year 2014, but did not stand for re-election at the 2014 Annual Meeting. In addition, Robert N. Wilson, Samuel F. Colin, M.D. and Johannes J.P. Kastelein, M.D., Ph.D. also served as members of the Board during fiscal year 2014, prior to each individual's resignation on June 20, 2014, January 22, 2015 and March 3, 2015, respectively.

        Unless otherwise instructed, the Proxy Holders will vote the Proxies received by them for the eight nominees named above. In the event that any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the persons named in this Proxy reserve the right, in their discretion, to vote for a substitute nominee designated by the Board. It is not expected that any of the nominees will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the Proxy Holders intend to vote all Proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible.

        All directors will hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. There are no family relationships between any of our directors or executive officers.

Background to the Board's Recommendation in Favor of Our Nominees

        We believe that each of our eight nominees has professional experience in areas relevant to our strategy and operations and offers experience, leadership and continuity at a critical time for our future. We also believe that our nominees have other attributes necessary to create an effective board of directors: high personal and professional ethics, integrity and values; vision and strategic perspective; experience with regulatory and government processes; practical judgment and excellent decision-making skills; the ability to devote the necessary time to serve on our Board and its committees and to work in a collaborative manner with other Board members; and a commitment to representing the interests of all our stockholders.

        In addition, our seven independent directors, who comprise the majority of our Board, bring valuable experience and leadership in critical areas. Our independent directors serve significant roles on our Board committees. In light of their complementary experience, relevant expertise and diverse industry and educational backgrounds, these nominees provide the Board with the executive leadership necessary to lead us into the future.

        More information regarding our Board nominees is set forth below.

Required Vote

        Directors are elected by a plurality of votes cast at the election. This means that the eight nominees who receive the highest number of votes will be selected as directors. Brokers do not have discretionary authority to vote shares on this proposal without direction from the beneficial owner.

Therefore, broker non-votes will have no effect on the vote. You may not vote your shares cumulatively in the election of directors.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" ALL OF THE BOARD'S EIGHT NOMINEES FOR DIRECTOR ON THE ENCLOSED PROXY CARD OR VOTING INSTRUCTION FORM.

Biographical Information for Nominees

        The nominees, and certain information about them as of September 15, 2015, are set forth below.

Name of Nominee	Age	Position Held with the Company	First Became a Director
Alexander J. Denner, Ph.D.(1)(2)(3)	46	Director	2013
Seth H. Z. Fischer	59	Chief Executive Officer and Director	2013
David Y. Norton(1)(2)(3)	64	Chairman of the Board of Directors and Director	2013
Jorge Plutzky, M.D.(3)	56	Director	2013
Eric W. Roberts	51	Director	2015
Herman Rosenman(1)(2)	68	Director	2013
Allan L. Shaw	51	Director	2015
Mayuran Sriskandarajah	35	Director	2015

(1)
Member of the Audit Committee of the Board

(2)
Member of the Compensation Committee of the Board

(3)
Member of the Nominating and Governance Committee of the Board

        Alexander J. Denner, Ph.D. has served as a director of the Company since July 19, 2013. Dr. Denner is a founding partner and Chief Investment Officer of Sarissa Capital Management LP, a registered investment advisor formed in 2012. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. From 2006 to November 2011, Dr. Denner served as a Senior Managing Director of Icahn Capital, an entity through which Carl C. Icahn conducts his investment activities. Prior to that, he served as a portfolio manager at Viking Global Investors, a private investment fund, and Morgan Stanley Investment Management, a global asset management firm. Dr. Denner is a director of Biogen Inc., a publicly traded biopharmaceutical company, where he has served since 2009, and ARIAD Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, where he has served since 2014. Previously, Dr. Denner had served as a director of the following publicly traded companies: Amylin Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2009 until 2012; Enzon Pharmaceuticals, Inc., a publicly traded biopharmaceutical company, from 2009 until 2013; and ImClone Systems Incorporated, a publicly traded biopharmaceutical company where he was Chairman of the Executive Committee, from 2006 until its acquisition in 2008. Dr. Denner received his S.B. degree from the Massachusetts Institute of Technology and his M.S., M.Phil. and Ph.D. degrees from Yale University.

        Dr. Denner has significant experience overseeing the operations and research and development of healthcare companies and evaluating corporate governance matters. He also has extensive experience as an investor, particularly with respect to healthcare companies, and possesses broad healthcare industry knowledge.

        Seth H. Z. Fischer has served as the Chief Executive Officer and as a director of the Company since September 3, 2013. Mr. Fischer served in positions of increasing responsibility with Johnson &

Johnson, a public healthcare company, from 1983 until his retirement in 2012. Most recently, Mr. Fischer served as Company Group Chairman, Johnson & Johnson, and Worldwide Franchise Chairman, Cordis Corporation, from 2008 to 2012, which included responsibility for Cordis and Biosense Webster, and as Company Group Chairman, North America Pharmaceuticals from 2004 to 2007, which included responsibility for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to this position, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals from 2000 to 2004, with his operating responsibilities encompassing the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraine and products in the analgesic, anti-infective, cardiovascular, neurologic, psychiatric and women's health areas. Since 2013, Mr. Fischer has served on the board of BioSig Technologies, Inc., a medical device company, and since 2013, Mr. Fischer has served as an advisor of MedHab, LLC, a medical device limited liability company. From April 2013 to September 2013, Mr. Fischer served on the board of Trius Therapeutics, Inc., a public pharmaceutical company, until it was acquired by Cubist Pharmaceuticals. Mr. Fischer holds a Bachelor of General Studies from Ohio University and served as a captain in the U.S. Air Force.

        Mr. Fischer's prior extensive executive level operational experience at Johnson & Johnson brings essential experience to the Board needed for strategic planning, product development and commercialization and operations.

        David Y. Norton has served as a director of the Company since July 19, 2013. From February 2012 until July 2012, he served as Interim CEO of Savient Pharmaceuticals Inc., a pharmaceutical company that filed for Chapter 11 bankruptcy in October 2013. Until his retirement in September 2011, Mr. Norton was Company Group Chairman, Global Pharmaceuticals for Johnson & Johnson, a multi-national company that manufactures pharmaceutical, diagnostic, therapeutic, surgical and biotechnology products. In this position he was responsible for leading and developing the strategic growth agenda, including the strategy for licensing, acquisitions and divestments, and ensuring alignment with its global strategic functions, research and development and commercial organizations. Mr. Norton began his Johnson & Johnson career in 1979, and held a number of positions at the company, including Company Group Chairman, Worldwide Commercial and Operations for the CNS, Internal Medicine franchise from 2006 to 2009, Company Group Chairman for the pharmaceutical businesses in Europe, the Middle East and Africa from 2004 to 2006, and Company Group Chairman for the pharmaceutical businesses in North America from 2003 to 2004. Mr. Norton also serves as a director of INC Research Holdings Inc., a global contract research organization, a director for the Global Alliance for TB Drug Development, a non-profit organization dedicated to the discovery and development of new, faster-acting and affordable tuberculosis medicines, and Chairman of the board of directors of the American Foundation for Suicide Prevention, a non-profit organization exclusively dedicated to understanding and preventing suicide. Since 2012, Mr. Norton has served as Senior Advisor to Tapestry Networks, a company that creates leadership networks to promote collaboration among professional leaders. He previously served as a director of Savient Pharmaceuticals Inc. from October 2011 until December 2013, a member of the board of directors of the Alliance for Aging Research, on the board of directors of the Pharmaceutical Research and Manufacturers of America, and as a committee member of the Australian Pharmaceutical Manufacturers Association.

        Mr. Norton's qualifications as director include his extensive global commercial experience in the pharmaceutical and biotechnology industry and his experience serving on several boards of directors, including as Chairman of the board of a public pharmaceutical company.

        Jorge Plutzky, M.D. has served as a director of the Company since May 9, 2013. Since 1996, he has served as the Director of The Vascular Disease Prevention Program, which includes the Lipid/Prevention Clinic, in the Cardiovascular Medicine Division at Brigham and Women's Hospital, where he is also Co-Director of Preventive Cardiology. Since 1995, he has been on the faculty at Harvard Medical School and has directed a basic science laboratory focused on transcriptional mechanisms involved in adipogenesis, lipid metabolism, and diabetes, and their relationship to inflammation and atherosclerosis. Throughout his career, Dr. Plutzky has also been involved in translational clinical studies investigating links between metabolic disorders and cardiovascular disease. Dr. Plutzky has been a member of the scientific advisory boards of the Sarnoff Cardiovascular Research Foundation since 2009 and Ember Therapeutics since 2012. Dr. Plutzky has been elected to the American Society for Clinical Investigation and is a Fellow of the American College of Cardiology. Dr. Plutzky's papers have appeared in journals that include Science, PNAS, Diabetes, Lancet, Annals of Internal Medicine, and Nature Medicine. Dr. Plutzky has been involved with the U.S. Food and Drug Administration, serving both as a member of the Endocrinologic and Metabolic Drugs Advisory Committee and in advising and presenting for new drug application sponsors. He has been involved with both the American Heart Association and the American Diabetes Association. Dr. Plutzky has been recognized with the Eugene Braunwald Teaching Award, the University of Cologne's Klenk Lecture, Vanderbilt University's Rabin Lecture, Northwestern University's DeStevens Lecture and Harvard Medical School's Tucker Collins Lecture. Dr. Plutzky holds a B.A. from the University of Virginia, where he was an Echols Scholar and a member of Phi Beta Kappa, and an M.D. from the University of North Carolina, Chapel Hill. He completed research fellowships at the National Institutes of Health and the Massachusetts Institute of Technology.

        Dr. Plutzky's clinical background, medical knowledge and science expertise in the prevention and treatment of cardiometabolic disease brings valuable and unique insight to the Board as evaluation, development and commercialization of our current and potential future products proceed.

        Eric W. Roberts has served as a director of the Company since September 15, 2015. Since January 2012, Mr. Roberts has been a founding Managing Director of Valence Life Sciences, LLC, a life sciences venture capital firm. From 2004 to 2012, Mr. Roberts was a founding Managing Director of Caxton Advantage Venture Partners, an investment firm. From 1986 to 2004, Mr. Roberts served in a variety of roles as an investment banker, including as Managing Director, Partner and Founder of the Life Sciences Department at Dillon, Read & Co. Inc., an investment bank which merged to become UBS AG, and Managing Director and Co-Head of the Global Healthcare Investment Banking Group at Lehman Brothers, a former global services financial firm. Mr. Roberts currently serves on the board of directors of Invuity, Inc., a publicly traded medical technology company, and Chinook Pharmaceuticals, a pharmaceutical company. He also served on the board of directors of Gemin X Pharmaceuticals, Inc., a biotechnology company, from 2007 through its sale to Cephalon, Inc. (now Teva Pharmaceutical Industries Ltd.) in 2011. Mr. Roberts holds a B.S. in economics from the Wharton School of the University of Pennsylvania.

        Mr. Roberts' qualifications as a director include his extensive experience as an investment banker and venture capitalist in the healthcare industry and his broad healthcare industry knowledge.

        Herman Rosenman has served as a director of the Company since July 19, 2013. Mr. Rosenman was Senior Vice President, Finance and Chief Financial Officer of Gen-Probe, Inc. (currently, Hologic, Inc.), a molecular diagnostic company, from June 2001 to October 2012. Prior to joining Gen-Probe in 2001, Mr. Rosenman was President and Chief Executive Officer of Ultra Acquisition Corp., a retail chain and consumer products manufacturer, from 1997 to 2000. In addition, he served as President and Chief Executive Officer of RadNet Management, Inc., a large healthcare provider, from 1994 to 1997, and as Executive Vice President and Chief Financial Officer for Rexene Corp., a Fortune 1000 company in the petrochemicals industry. Mr. Rosenman was previously a partner at Coopers & Lybrand (currently, PricewaterhouseCoopers LLP), where he served numerous Fortune 1,000 clients, principally in the pharmaceuticals and telecommunications industries. Mr. Rosenman currently serves on the board of directors of Oxford Immunotec Global PLC, a publicly traded diagnostics company, and Oxford Immunotec, Ltd., a diagnostics company. Mr. Rosenman also served on the board of directors of Discovery Partners International, Inc., from 2003 until its reverse-merger into Infinity Pharmaceuticals, Inc. in 2006, and thereafter Infinity Pharmaceuticals, Inc., where he served until 2007, as well as on the boards of directors of ARYx Therapeutics, Inc., from which he resigned in 2011,

Emphasys Medical, Inc. and Medistem, Inc. (acquired by Intrexon Corp.). Mr. Rosenman received a B.B.A. in finance and accounting from Pace University and an M.B.A. in finance from the Wharton School of the University of Pennsylvania.

        Mr. Rosenman's qualifications as director include his experience in the biotechnology and pharmaceuticals industries, his extensive leadership experience as both a Chief Executive Officer and a Chief Financial Officer, his diverse industry background in companies ranging from large multinational corporations to start-ups, and his broad base of expertise with initial public offerings, mergers & acquisitions, turn-arounds and high growth companies.

        Allan L. Shaw has served as a director of the Company since September 15, 2015. Mr. Shaw was Managing Director of Alvarez & Marsal LLC, a global professional services firm, and led their biopharmaceutical consulting practice, from December 2011 to March 2015, and continues to support the firm on an ad hoc basis. From 2009 to 2011, he served as the Chief Financial Officer of NewLead Holdings LTD., a publicly traded global shipping company. From 2005 to 2009, he was the founder and Senior Managing Director of Shaw Strategic Capital LLC, an international financial advisory firm, focused on providing strategic financial counsel on a wide variety of issues such as general corporate finance, mergers and acquisitions, capital structuring, licensing and capital markets. From 2002 to 2004, Mr. Shaw was the Chief Financial Officer of Serono S.A., a publicly traded global biotechnology company, and from 1994 to 2001, he was the Chief Financial Officer of Viatel, Inc., a publicly traded international communications company. Mr. Shaw serves on the board of directors of Akari Therapeutics, Plc. (formerly Celsus Therapeutics), a biopharmaceutical company, and Edith & Carl Marks JCH of Bensonhurst, a non-profit organization. He also served on the board of directors of the Central New York Biotech Accelerator (formerly Central New York-Biotech Research Center) from 2009 to 2013, NewLead Holdings LTD. from 2009 to 2011, Navios Maritime Holdings, Inc. from 2005 to 2010, Serono S.A. as an Executive Management Board Member from 2002 to 2004 and Viatel Inc. from 1996 to 2002. He has contributed to several corporate governance books and is a member of the American Institute of Certified Public Accountants, New York Society of Certified Public Accountants and Corporate Directors Group. Mr. Shaw received a B.S. from the State University of New York (Oswego College) and is a certified public accountant in the State of New York.

        Mr. Shaw's qualifications as a director include his extensive leadership experience as a Chief Financial Officer, his diverse industry background in companies of ranging sizes, and his broad base of expertise with capital markets and operational expertise with a view toward corporate governance, risk management and leadership.

        Mayuran Sriskandarajah has served as a director of the Company since September 15, 2015. Mr. Sriskandarajah is a founding partner and Managing Director of Sarissa Capital Management LP, a registered investment advisor formed in 2012. Sarissa Capital focuses on improving the strategies of companies to better provide shareholder value. From 2005 to 2010, Mr. Sriskandarajah served as an Investment Analyst at Icahn Capital, an entity through which Carl C. Icahn conducts his investment activities, and in 2011, he served as a consultant at Icahn Capital. Prior to Icahn Capital, he served as a consultant at Bain & Company, a management consulting firm, from 2002 to 2005. Prior to this, Mr. Sriskandarajah served as an investment banker at Wasserstein Perella & Company, an investment bank. Mr. Sriskandarajah has served on the board of directors of Emmaus Life Sciences, Inc., a privately-held pharmaceutical company, since 2014. He also served on the board of directors of Viskase Companies, Inc., a publicly-traded provider of casings and various plastic products for food processors, from 2006 to 2010. He received an A.B. degree from Brown University.

        Mr. Sriskandarajah has significant experience in finance, investing and overseeing company operations, particularly within the healthcare industry.

 PROPOSAL NO. 2:
NON-BINDING ADVISORY RESOLUTION ON THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS

General

        Our stockholders are afforded this advisory vote pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related federal securities laws set forth at Section 14A of the Exchange Act. Although we describe this to be a solicitation of an advisory vote on the compensation for our named executive officers, it is more commonly known as "say-on-pay." In accordance with the results of the say-on-pay frequency vote held at our 2011 Annual Meeting of Stockholders, we currently hold say-on-pay votes on an annual basis and, unless the Board modifies its determination on the frequency of future advisory say-on-pay votes, the next advisory say-on-pay vote will be held at our 2016 Annual Meeting of Stockholders. By way of this solicitation, stockholders may submit a non-binding advisory vote to approve the compensation of our named executive officers as discussed in the Compensation Discussion and Analysis section in this Proxy Statement and as summarized in the Summary Compensation Table in this Proxy Statement, which provides an annual snapshot of the compensation paid or granted to our named executive officers.

        Although it is non-binding, the Board and the Compensation Committee will review and carefully consider the voting results when evaluating our executive compensation program. The Compensation Committee will receive a report on the outcome of the say-on-pay vote. Based in part on the results of this report, our Board or Compensation Committee will determine whether any changes to the compensation program should be considered for our named executive officers.

        As discussed in the Compensation Discussion and Analysis section, the Compensation Tables and the related disclosures contained in this Proxy Statement, our compensation program is designed and implemented to attract, retain, reward and motivate our named executive officers while aligning their and our performance with the long-term interests of our stockholders. The Compensation Committee believes that our compensation program as designed and implemented through the use of a combination of base salary, cash bonus and equity compensation is effective to achieve these program goals for the following reasons:

  •
  we are able to attract and retain our named executive officers by providing an overall compensation package that is competitive in the market for which we compete for employees;

  •
  we reward our named executive officers for performance through cash bonuses and long-term equity awards;

  •
  we share the risks and rewards of our business with our named executive officers by adjusting incentive compensation to reflect our performance;

  •
  we align the interests of our named executive officers with the interests of our stockholders through equity awards; and

  •
  we compensate our named executive officers in a manner that is efficient and affordable for the Company.

        We believe our executive compensation programs are designed in the best manner possible to support the Company and our short- and long-term business and financial objectives. Please review our Compensation Discussion and Analysis section, the accompanying Compensation Tables and the related disclosures on our 2014 compensation, which describe in more detail how our executive compensation policies and procedures operate and are designed to drive stockholder value. We also urge you to read our Annual Report on Form 10-K for the year ended December 31, 2014, as amended by a Form 10-K/A, which describes our business and our 2014 financial results in more detail.

Required Vote

        The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to approve, on an advisory basis, the compensation of our named executive officers.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

Non-Binding Advisory Resolution

        Our Board believes that the information provided above and within the "Executive Compensation" section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management's interests are aligned with our stockholders' interests to support long-term value creation.

        In accordance with Section 14A of the Exchange Act, as a matter of good corporate governance, we are asking our stockholders to approve, on an advisory basis, the following resolution relating to the overall compensation of our named executive officers as set forth in this Proxy Statement:

    "RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

 PROPOSAL NO. 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

General

        The Board has selected OUM & Co. LLP, or OUM, to audit our financial statements for the fiscal year ending December 31, 2015. The decision of the Board to appoint OUM was based on the recommendation of the Audit Committee of the Board, or the Audit Committee. Before making its recommendation to the Board, the Audit Committee carefully considered OUM's qualifications as an independent registered public accounting firm and auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm and its reputation for integrity and competence in auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee was satisfied with OUM in all of these respects.

        OUM audited our financial statements for the fiscal year ended December 31, 2014. OUM was first appointed by the Board in the fiscal year ended December 31, 2005. Representatives of OUM are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and be available to respond to appropriate questions.

Required Vote

        The affirmative vote of the holders of a majority of shares present and entitled to vote will be required to ratify the selection of OUM as our independent registered public accounting firm for fiscal year 2015. Stockholder ratification is not required by our Amended and Restated Bylaws or other applicable legal requirement. However, as a matter of good corporate practice, the Board is seeking stockholder ratification of its appointment of OUM as our independent registered public accounting firm. In the event that the stockholders do not approve the selection of OUM, the appointment of the independent registered public accounting firm may be reconsidered by the Board. Even if the selection is ratified, the Board, at its discretion and at the direction of the Audit Committee, may direct the appointment of a different independent registered accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Board Recommendation

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF OUM & CO. LLP, AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Principal Accountant Fees and Services

        The following table presents fees for professional services rendered by OUM for the audit of our annual financial statements for fiscal years 2014 and 2013 and fees billed for audit-related services, tax services and all other services rendered by OUM for these periods:

	2014	2013
Audit Fees(1)	$471,565	$391,051
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	$62,963

Total Fees	$471,565	$454,014

(1)
Audit Fees:    This category consists of fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with regulatory filings or engagements, and for attestation services related to Sarbanes-Oxley compliance for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

(2)
Audit-Related Fees:    There were no audit-related fees billed by OUM during these periods.

(3)
Tax Fees:    There were no tax fees billed by OUM during these periods.

(4)
All Other Fees:    This category consists of fees incurred for work related to the 2013 offering of our Convertible Senior Notes due May 1, 2020.

Pre-Approval Policy and Procedures

        The Audit Committee reviews and pre-approves all audit and non-audit services that may be provided by the independent registered public accounting firm, or Independent Auditor, during a specified period without the need to obtain specific pre-approval from the Audit Committee. The Independent Auditor provides an annual engagement letter to the Audit Committee with a reasonably detailed description of class of services proposed to be provided by the Independent Auditor during the period covered by the engagement letter and related estimated fees, and the Audit Committee pre-approves such engagement letter as appropriate. By approval of the engagement letter, the services in that engagement letter will have specific pre-approval. The services may include audit, audit-related, tax and all other services, and such service or class of services is subject to the pre-approved limit. Pre-approval is generally provided for up to one year, and the Audit Committee may periodically revise the amount and/or list of services that have received class pre-approval as necessary. Once such services have been rendered by the Independent Auditor and approved by the Audit Committee, the pre-approved limits of the annual engagement letter are re-established. If it is anticipated that the service will exceed the annual pre-approved limits, prior to commencing the audit or other permitted non-audit service, the Audit Committee will pre-approve the particular service on a case-by-case basis. No service that is absent from the record of class-approved services in the annual engagement letter may be commenced without specific pre-approval. The Audit Committee has delegated the authority to grant pre-approvals to the Audit Committee Chairman when the full Audit Committee is unable to do so. Such pre-approvals are then reviewed by the full Audit Committee at its next regular meeting. The Independent Auditor and our senior management periodically report to the Audit Committee regarding the extent of services provided by the Independent Auditor and the related fees for the services performed, as needed. In 2014, all audit and non-audit services were pre-approved and reviewed in accordance with our policy.

CORPORATE GOVERNANCE

Board Meetings

        The Board met nine times during fiscal year 2014. All directors attended at least 75% of the aggregate of all meetings of the Board and of the committees on which they served during the year ended December 31, 2014, with the exception of J. Martin Carroll and Jorge Plutzky, M.D.

        Although we do not have a formal policy regarding attendance by members of the Board at our annual meetings of stockholders, directors are encouraged to attend annual meetings of stockholders.

Board Independence

        As required under Rule 5605 of the NASDAQ Listing Rules, a listed company's board of directors must affirmatively determine that a majority of its directors are "independent," as defined by such listing standards. That definition includes a series of objective tests, including that the director is not an employee of the company and has not engaged in various types of business dealings with the company. Additionally, the board of directors must make a subjective determination as to each director that no relationship exists that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the NASDAQ Listing Rules require that, subject to specified exceptions, each member of a listed company's audit, compensation, and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. Compensation Committee members must also satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act.

        Consistent with these requirements, our Board has determined that seven of our eight directors satisfy the director independence standards of the NASDAQ Listing Rules. Our Board has also determined that Seth H. Z. Fischer, our Chief Executive Officer, is not independent by virtue of his employment with the Company. The Board also determined that each member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence standards for such committees established by the SEC and the NASDAQ Listing Rules, as applicable.

Board Leadership Structure

        The Company maintains separate positions of the Chairman of the Board of Directors and Chief Executive Officer. Having these positions separate allows our Chief Executive Officer to focus on the daily operations, while allowing the Chairman of the Board of Directors to lead the Board in its fundamental role of providing advice to and independent oversight of management. Though our charter documents do not require that our Chairman of the Board of Directors and Chief Executive Officer positions be separate, the Board believes that having separate positions is the appropriate leadership structure to assure good and efficient corporate governance. The Board has charged the Chairman of the Board of Directors with responsibility for presiding over meetings of the Board, developing meeting agendas in consultation with management, facilitating communication between management and the Board, representing director views to management and improving meeting effectiveness, among other things. Our Chairman of the Board of Directors is elected annually at the first Board meeting following the annual meeting of stockholders and is currently David Y. Norton.

Risk Oversight

        Our Board as a whole is responsible for overseeing our risk management function. Members of our senior management team are responsible for implementation of our day-to-day risk management processes, while the Board, as a whole and through its Audit Committee, Compensation Committee and Nominating and Governance Committee, has responsibility for the oversight of overall risk management. As risk is inherent in every business and is rarely static, the Board and senior management routinely discuss and analyze any significant strategic, operational, financial, legal and compliance risks facing the Company, as well as our general risk management strategy and actions taken by senior management in compliance with this strategy. At meetings of the Board, senior management provides updates to the Board on any specific risk-related issues as they evolve, which allows the Board to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

        In addition, each of the committees of our Board considers any risks that may be within its area of responsibilities and directors periodically engage in discussions with members of the senior management team as appropriate. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers and corporate governance.

Board Committees

        The Board has Audit, Compensation, and Nominating and Governance Committees. The written charter for each of these committees can be found on our website at www.vivus.com. All members of the committees are appointed by the Board and are independent non-employee directors. The following describes each committee, its current membership, the number of meetings held during fiscal year 2014, and its function:

  Audit Committee

        The Audit Committee currently consists of directors Denner, Norton and Rosenman, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ Listing Rules and the Exchange Act, in each case as currently in effect. J. Martin Carroll and Mark B. Logan served on the Audit Committee during fiscal year 2014, but did not stand for re-election at the 2014 Annual Meeting. Their service on the Audit Committee concluded on September 12, 2014. The Board has determined that Mr. Rosenman is an "audit committee financial expert" as defined in the applicable SEC rules. Mr. Rosenman currently serves as Chairman of the Audit Committee. The Audit Committee held four meetings during fiscal year 2014.

        The Audit Committee's main function is to oversee our accounting and financial reporting processes, internal system of control, independent registered public accounting firm relationships and the audits of our financial statements. The Audit Committee's responsibilities include, among other things:

  •
  assisting the Board in its oversight of the integrity of the Company's accounting and financial reporting process and the audits of the Company's financial statements by the Company's independent registered public accounting firm, or Independent Auditors;

  •
  monitoring the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Independent Auditors and the Company's financial and senior management;

  •
  evaluating the Company's compliance with legal and regulatory requirements under applicable securities law;

  •
  interacting directly with and evaluating the performance of the Independent Auditors, including engaging or dismissing the Independent Auditors and monitoring the Independent Auditors' qualifications and independence; and

  •
  facilitating communication among the Independent Auditors and the Company's financial and senior management and the Board.

        Both our Independent Auditors and internal financial personnel meet privately with the Audit Committee and have unrestricted access to the Audit Committee.

        The Audit Committee Report is included herein on page 24.

  Compensation Committee

        The Compensation Committee currently consists of directors Denner, Norton and Rosenman. J. Martin Carroll served on the Compensation Committee during fiscal year 2014, but did not stand for re-election at the 2014 Annual Meeting. Mr. Carroll concluded his service on the Compensation Committee on September 12, 2014. In addition, during fiscal year 2014, Robert N. Wilson also served as a member of the Compensation Committee until his resignation on June 20, 2014. Further, during fiscal year 2014, Samuel F. Colin, M.D. also served as a member of the Compensation Committee and as Chairman of the Compensation Committee until his resignation on January 22, 2015. Also, during fiscal year 2014, Mr. Norton also served as a member of the Compensation Committee and as Chairman of the Compensation Committee from January 2015 to March 2015. None of the foregoing individuals is currently or has served as an employee of the Company during fiscal year 2014 and each is independent within the meaning of the NASDAQ Listing Rules and the Exchange Act, in each case as currently in effect. The Compensation Committee held seven meetings during fiscal year 2014. No member of the Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of our Board or Compensation Committee. Dr. Denner currently serves as Chairman of the Compensation Committee. The Compensation Committee's responsibilities include, among other things:

  •
  establishing and maintaining compensation and benefit plans, policies and programs designed to attract, motivate and retain personnel with the requisite skills and abilities to enable the Company to achieve superior operating results;

  •
  reviewing the compensation of the Company's Chief Executive Officer, the Company's other executive officers as defined by Rule 3b-7 of the Exchange Act and the Company's non-employee directors; and

  •
  ensuring compliance with the compensation rules, regulations and guidelines promulgated by the NASDAQ stock market, the SEC and other law, as applicable.

        The Compensation Committee reviews and approves the salaries and incentive compensation of our officers, directors and the remainder of our personnel, including all new hire equity grants. In addition, the Compensation Committee approves equity grants for all employees as part of our annual performance review process.

        The agenda for meetings of the Compensation Committee is prepared by the Compensation Committee Chair in consultation with management. The Compensation Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Compensation Committee, attend any meeting to provide such information as the Compensation Committee requests. In rendering its decisions, the Compensation Committee also considers the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. The

Chief Executive Officer and any other officers cannot be present during the portion of any meeting relating to their own compensation or performance.

        The Compensation Committee is entitled to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with the Company's certificate of incorporation, Amended and Restated Bylaws, Section 162(m) of the Internal Revenue Code of 1986, as amended, NASDAQ rules and other applicable law. The Board retains the authority to review and approve cash and equity compensation for our officers and directors, which it exercises from time to time.

        The Compensation Committee is committed to ensuring that compensation programs are designed to encourage high performance, promote accountability and assure that employee interests are aligned with the interests of the Company's stockholders. To this end, the Compensation Committee has directly selected and retained the services of Radford, Inc., or Radford, to assist it in evaluating executive and non-employee director compensation matters. During 2014, Radford only provided services to the Compensation Committee and such services were related exclusively to executive or non-employee director compensation. In 2014, the Compensation Committee engaged Radford to conduct a peer group analysis, an analysis of the Chief Executive Officer's compensation, a review of ongoing equity strategies, and an analysis of non-employee directors' compensation. The Compensation Committee has the sole discretion to retain or obtain the advice of compensation consultants, legal counsel and other compensation advisers, direct responsibility for the appointment, compensation and oversight of the work of any compensation adviser, the right to receive from the Company appropriate funding, as determined by the Compensation Committee, for the payment of reasonable compensation to compensation advisers retained by the Compensation Committee and responsibility to consider certain independence factors before selecting such compensation advisers, other than in-house legal counsel. The compensation consultant reports directly and exclusively to the Compensation Committee with respect to executive and non-employee director compensation matters.

        After review and consultation with Radford, the Compensation Committee has determined that Radford is independent and there is no conflict of interest resulting from retaining Radford currently or during the year ended December 31, 2014. In reaching these conclusions, the Compensation Committee considered the factors set forth in Rule 10C-1 of the Exchange Act and applicable NASDAQ Listing Rules.

        The Compensation Committee Report is included herein on page 35.

  Nominating and Governance Committee

        The Nominating and Governance Committee currently consists of directors Denner, Norton and Plutzky, none of whom is an employee of the Company and each of whom is independent within the meaning of the NASDAQ Listing Rules as currently in effect. Michael J. Astrue served on the Nominating and Governance Committee during fiscal year 2014, but did not stand for re-election at the 2014 Annual Meeting. Mr. Astrue concluded his service on the Nominating and Governance Committee on September 12, 2014. In addition, during fiscal year 2014, Samuel F. Colin, M.D. also served as a member of the Nominating and Governance Committee until his resignation on January 22, 2015. The Nominating and Governance Committee held three meetings during fiscal year 2014. Mr. Norton currently serves as Chairman of the Nominating and Governance Committee.

        The Nominating and Governance Committee is responsible for:

  •
  identifying, considering and recommending candidates for nomination to the Board;

  •
  developing, reviewing and recommending to the Board, corporate governance guidelines and principles applicable to the Company;

  •
  overseeing the evaluation of the Board, including conducting surveys of director observations, suggestions and preferences; and

  •
  advising the Board on corporate governance matters and performance matters of the Board, including recommendations regarding the structure and composition of the Board and Board committees.

        The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for membership on the Board as described below. Any stockholder recommendations proposed for consideration by the Nominating and Governance Committee should include the candidate's name and qualifications for membership on the Board and should be addressed to our Corporate Secretary at VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041. In addition, procedures for stockholder direct nomination of directors are discussed in detail in our Amended and Restated Bylaws, which can be provided to you upon written request. The Nominating and Governance Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a member of the Board, management or other sources.

        The Nominating and Governance Committee will utilize a variety of methods for identifying and evaluating nominees for director. The Nominating and Governance Committee intends to regularly assess the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Governance Committee plans to consider various potential candidates for director. Candidates may come to the attention of the Nominating and Governance Committee through current members of the Board, professional search firms, stockholders or other persons. These candidates will be evaluated at regular or special meetings of the Nominating and Governance Committee, and may be considered at any point during the year. In evaluating such recommendations, the Nominating and Governance Committee uses the qualifications standards discussed below and seeks to achieve a balance of knowledge, experience and skill on the Board.

        The Nominating and Governance Committee will use a variety of criteria to evaluate the qualifications and skills necessary for members of our Board. The Nominating and Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board as follows:

  •
  possession of the highest professional and personal ethics and values;

  •
  the ability to think and act independently;

  •
  broad experience at the policy-making level in business, healthcare, education, or government;

  •
  a commitment to enhancing stockholder value and providing insight and practical wisdom based on experience;

  •
  service on other boards of public companies limited to a number that permits a director, given each director's individual circumstances, to perform all director duties responsibly; and

  •
  the ability to represent the interests of our stockholders.

        While the Company does not have a formal policy on director diversity, the Board and the Nominating and Governance Committee also consider diversity when reviewing the composition of the Board and considering the slate of nominees for annual election to the Board and the appointment of individual directors to the Board. In this context, diversity factors include without limitation experience, specialized expertise, geographic location, cultural background and gender. Diversity factors are then considered with other factors by our Nominating and Governance Committee in the context of an assessment of the perceived needs of our Board on an annual basis or at a particular point in time.

        After completing its evaluation, the Nominating and Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Governance Committee.

Compensation Committee Interlocks and Insider Participation

        None of our directors who served on our Compensation Committee during 2014 is currently or has been, at any time since our formation, one of our officers or employees. During 2014, no executive officer served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee. As discussed above, during various times throughout 2014, the Compensation Committee consisted of directors Carroll, Colin, Norton, Rosenman and Wilson. The Compensation Committee currently consists of directors Denner, Norton and Rosenman.

        On July 18, 2013, we entered into a Settlement Agreement, or the Settlement Agreement, with First Manhattan Co., or First Manhattan, terminating First Manhattan's proxy contest with respect to the election of directors at our 2013 Annual Meeting. In connection with the Settlement Agreement, we reimbursed approximately $2.9 million in expenses incurred by First Manhattan. Dr. Colin, a former director who was appointed to our Board in connection with the Settlement Agreement and who served as Chairman of the Compensation Committee, is Senior Managing Director at First Manhattan. Please see "Certain Relationships and Related Transactions—Review, Approval or Ratification of Transactions with Related Parties" for a description of the Settlement Agreement. Other than Dr. Colin, none of the members of our Compensation Committee during 2014 currently has or has had any relationship or transaction with a related person requiring disclosure pursuant to Item 404 of Regulation S-K. Dr. Colin resigned from our Board on January 22, 2015.

Stockholder Communications to Directors

        Stockholders may communicate directly with our Board by sending a letter addressed to:

General Counsel
VIVUS, Inc.
351 East Evelyn Avenue
Mountain View, CA 94041

        Our General Counsel will ensure that a summary of all communications received is provided to the Board at its regularly scheduled meetings. Stockholders who would like their submission directed to a member of the Board may so specify, and the communication will be forwarded, as appropriate. Where the nature of a communication warrants, the General Counsel may decide to obtain the more immediate attention of the appropriate committee of the Board or a non-management director, management or independent advisors, as the General Counsel considers appropriate. The General Counsel may decide, in the exercise of his judgment, whether a response to any stockholder communication is necessary.

Code of Business Conduct and Ethics

        The Board has adopted a Code of Business Conduct and Ethics, which is applicable to all of our employees, officers and directors. The Code of Business Conduct and Ethics may be found on our website at www.vivus.com. We will disclose any amendment to the Code of Business Conduct and Ethics or waiver of a provision of the Code of Business Conduct and Ethics, including the name of the person to whom the waiver was granted, on our website on the Investor Relations page within four business days following the date of such amendment or waiver.

Corporate Governance Guidelines

        The Board has adopted Corporate Governance Guidelines, which set forth amongst other things the principles that guide the Board's exercise of its responsibility to oversee corporate governance, maintain its independence and evaluate its own performance. Our Corporate Governance Guidelines provide that the Board shall elect its Chairman and appoint the Company's Chief Executive Officer in accordance with the best interests of the Company. Our Corporate Governance Guidelines also provide that directors should not serve on boards of public companies in addition to the Company's Board where such service is likely to interfere with the performance of the director's duties to the Company, taking into account the individual, the nature of his or her activities and such other factors or considerations as the Board deems relevant. The Corporate Governance Guidelines may be found on our website at www.vivus.com.

 EXECUTIVE OFFICERS

        Officers serve at the discretion of the Board. The following table and the biographical information that follows it set forth information as of September 15, 2015 regarding our executive officers:

Name	Age	Position
Seth H. Z. Fischer	59	Chief Executive Officer and Director
Svai S. Sanford	45	Chief Financial Officer and Chief Accounting Officer
John L. Slebir	50	Senior Vice President, Business Development and General Counsel and Secretary
Wesley W. Day, Ph.D.	52	Vice President, Clinical Development
Santosh T. Varghese, M.D.	45	Vice President, Medical & Regulatory Affairs, Pharmacovigilance, and QA

        The biographical information of Mr. Fischer is set forth above under Proposal No. 1, "Election of Directors."

        Svai S. Sanford has served as our Chief Financial Officer since January 2015 and as our Chief Accounting Officer since December 2013. From November 2013 until January 2015, he served as our interim Chief Financial Officer. From July 2012 until November 2013, he served as our Corporate Controller. Prior to joining VIVUS, from November 2010 until June 2012, Mr. Sanford was the Corporate Controller at Glam Media, Inc., a digital content provider, and from March 2004 until November 2010, in addition to other senior management roles within the company, he was the Senior Director, Technical Accounting, Reporting and Compliance at Elan Pharmaceuticals, Inc., a biopharmaceutical company. Mr. Sanford began his career with KPMG LLP, where he earned his license as a certified public accountant. Mr. Sanford holds a B.S. in Accounting from Kansas State University.

        John L. Slebir joined VIVUS in September 2009. Since January 2014, Mr. Slebir has served as our Senior Vice President, Business Development and General Counsel, and, since June 2012, he also has served as our Secretary. From June 2011 until January 2014, Mr. Slebir served as our Vice President, Business Development and General Counsel, from January 2011 until June 2011, he served as our Vice President, General Counsel, and, from September 2009 until January 2011, he served as our General Counsel on a part-time basis. From March 1999 to January 2011, Mr. Slebir served as an attorney at Wilson Sonsini Goodrich & Rosati, P.C., specializing in corporate securities and corporate governance. Prior to joining Wilson Sonsini Goodrich & Rosati, P.C., Mr. Slebir was an attorney at two prominent Bay Area law firms specialized in insurance defense litigation. Mr. Slebir holds a B.A. in Communications from San Diego State University and a J.D. from Santa Clara University School of Law.

        Wesley W. Day, Ph.D. has served as our Vice President, Clinical Development since November 2005. From 1993 to 2005, Dr. Day held roles of increasing responsibility in departments of drug discovery, clinical development and world-wide regulatory affairs at Pfizer Inc., a research-based global pharmaceutical company. He last served as Senior Director, Safety and Risk Management for Pfizer Inc. from 2003 to 2005. From 1995 to 2014, Dr. Day served as an Adjunct Associate Professor for the School of Pharmacy at the University of Maryland at Baltimore. From 2002 to 2003, he also served as an Adjunct Assistant Professor for Temple University in Philadelphia, Pennsylvania. Dr. Day was a Diplomate for the American Board of Toxicology from 1997 to 2008. He has over 90 publications and presentations and over 10 approved and pending patents involving drugs for the treatment of cardiovascular, metabolic diseases and sexual health. Dr. Day holds a B.S. (Highest Honors) from the University of Texas Pan American and a Ph.D. (Emerson Fellow) in Pharmacology and Toxicology from the University of Maryland at Baltimore.

        Santosh T. Varghese, M.D. has served as our Vice President, Medical & Regulatory Affairs, Pharmacovigilance, and QA since October 2013. He served as our Vice President, Head of Medical Affairs, Pharmacovigilance, and Regulatory Compliance from July 2013 until October 2013, as our Head of Medical Affairs and Pharmacovigilance from April 2012 until July 2013, and as our Vice President, Head of Medical Affairs from March 2012 until April 2012. Prior to this, Dr. Varghese was Senior Vice President, Medical Affairs at Elan Pharmaceuticals, a biopharmaceutical company, from January 2011 until March 2012. From April 2010 until January 2011, Dr. Varghese served as an executive consultant in the pharmaceutical industry for medical education and pharmaceutical companies. From June 2008 until April 2010, he was Vice President Primary Care & Cardiovascular in Global Medical Affairs at Schering-Plough Corporation (now Merck & Co.), a pharmaceutical company, in addition to other senior roles at Schering-Plough Corporation from May 2006 until June 2008. From November 2000 until May 2006, he held senior roles at Aventis and Sanofi- Aventis (now Sanofi SA), a pharmaceutical company. Dr. Varghese previously served on the board of directors of the American Lung Association—New York, and was an Adjunct Associate Professor at Touro University College of Medicine (now New York Medical College). Dr. Varghese is the co-author of abstracts and journal publications in multiple therapeutic areas. Dr. Varghese holds a B.S. in Biology from Pennsylvania State University and an M.D. from St. George's University School of Medicine. He completed his medical training in the Caribbean, United States, and United Kingdom.

AUDIT COMMITTEE REPORT

        Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this report of the Audit Committee of our Board of Directors shall not be deemed "filed" with the SEC or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

        The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2014 with our management. In addition, the Audit Committee has discussed with OUM & Co. LLP, our independent registered public accounting firm, or the Auditors, the matters required to be discussed by the Statement on Auditing Standards No. 16, "Communications with Audit Committees," as adopted by the Public Company Accounting Oversight Board, or PCAOB.

        The Audit Committee also has received the written disclosures and the letter from the Auditors required by applicable requirements of the PCAOB regarding the Auditors' communications with the Audit Committee concerning independence, and has discussed with the Auditors the Auditors' independence.

        Based on the Audit Committee's review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Herman Rosenman, Chairman Alexander J. Denner, Ph.D. David Y. Norton

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses:

  •
  the elements of our compensation programs applicable to the named executive officers for 2014;

  •
  the actions taken in 2014 with respect to compensation for the named executive officers; and

  •
  the compensation of our named executive officers during 2014.

        We refer to the following individuals as our "named executive officers" for 2014:

Name	Title
Seth H. Z. Fischer	Chief Executive Officer
Svai S. Sanford	Chief Financial Officer and Chief Accounting Officer
John L. Slebir	Senior Vice President, Business Development and General Counsel and Secretary
Wesley W. Day, Ph.D.	Vice President, Clinical Development
Santosh T. Varghese, M.D.	Vice President, Medical & Regulatory Affairs, Pharmacovigilance, and QA

General Philosophy

        We compensate our named executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. Our core objective is to attract, retain, reward and motivate our named executive officers and to align our performance with the long-term interests of our stockholders. We evaluate our compensation based on a number of factors, including corporate performance. While challenges remain within the obesity pharmacotherapy market, in particular with respect to the tendency on the part of healthcare providers to treat symptoms of obesity rather than the disease itself, a narrow focus on certain patient types for treatment, historically low third party insurance coverage, and the continued exclusion of anti-obesity medications from Medicare Part D, in 2014, we were able to make progress on a number of areas, including financial results—growth in total prescriptions and net revenue for Qsymia, while controlling selling, general and administrative, or SG&A, expenses. Qsymia total prescription volume grew approximately 43% in 2014, compared to 2013, and Qsymia net revenue grew over 90% in the same period. Including STENDRA, our total net revenue was $114.2 million, compared to $81.1 million in 2013. For the same period, total SG&A expense was $111.5 million in 2014, compared to $158.2 million in 2013, a decrease of 30%.

        Our compensation programs are designed to:

  •
  attract and retain our named executive officers by providing an overall compensation package that is competitive in the market in which we compete through cash bonuses and long-term equity awards based on corporate and individual performance;

  •
  share the risks and rewards of our business with our named executive officers;

  •
  align the interests of our named executive officers with the interests of our stockholders in particular through equity awards; and

  •
  compensate our named executive officers in a manner that is efficient and affordable for the Company.

        In determining the compensation for our named executive officers, we, in connection with consulting with our compensation consultant, Radford, an Aon Company, or Radford, consider a number of factors, including information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States. We also consider the seniority level of the employee, the employee's overall performance and contribution to the Company and the geographical region in which the employee resides. Especially with respect to the compensation of our Chief Executive Officer, we also consider our performance and the anticipated difficulty of replacing the Chief Executive Officer with someone of comparable experience and skills. In addition, we have experienced changes in our management team recently.

Executive Compensation Program Objectives

  Executive Compensation Programs

        Our Compensation Committee relies on experience with other companies in our industry and, with respect to our named executive officers, third-party industry compensation surveys, including those compiled and provided to the Compensation Committee by Radford, executive compensation data as reported in peer company proxies, and internally generated comparisons of the various elements of total compensation to peer group companies, or the Peer Group, to determine base salary, performance-based cash bonuses and performance-based equity awards and the portion of total compensation each element should comprise. We believe that a larger portion of our named executive officers' compensation should be based on performance than that of our lower-level employees. Consistent with our compensation philosophy, we have structured each element of our compensation program as described below.

        We design our base pay to provide the essential reward for an employee's work. Once base pay levels are determined, annual increases in base pay are provided to recognize an employee's specific performance achievements and contributions.

        We also utilize cash bonuses to compensate employees for the achievement of corporate objectives as well as an employee's outstanding results while allowing us to remain competitive with other companies.

        We utilize equity-based compensation to ensure that we have the ability to retain employees over a longer period of time and to provide employees with a form of reward that aligns their interests with those of our stockholders. Employees whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation. In 2014, our annual equity-based compensation included a mix of stock options and restricted stock units due to our stock price volatility, our current share reserves under our 2010 Equity Incentive Plan and our goal of further incentivizing our employees. The annual stock options typically vest over a period of four years, providing a long-term incentive to our employees as they work on multi-year commercialization and drug development programs. The annual restricted stock units generally vest over a period of four years, also providing a long-term incentive to our employees. The special restricted stock unit grants to Messrs. Sanford and Slebir and Drs. Day and Varghese in January 2014 vested pursuant to the following 18-month schedule commencing on January 1, 2014, or the Vesting Commencement Date: 20% on the six-month anniversary of the Vesting Commencement Date; 20% on the 12-month anniversary of the Vesting Commencement Date; and 60% on the 18-month anniversary of the Vesting Commencement Date, subject to continued full-time employment with the Company on each such date.

        Core benefits, such as our basic health benefits, 401(k) program, disability and life insurance plans, are designed to provide support to employees and their families and to be competitive with other companies in our industry.

  Our Peer Group

        For 2014, our Compensation Committee, after consulting with Radford, chose a group of 20 companies to include in the Peer Group based on their similarity to us in terms of industry focus, stage of development in transitioning from a development stage company to a commercial company, market capitalization size, revenues, financial position, entity size, pharmaceutical assets, business strategy, and the geographical location of the talent pool with which we compete. The market data for the Peer Group was drawn from publicly available documents. Additional compensation data for our Chief Executive Officer was obtained from the Radford Global Life Sciences Survey, which was provided to the Compensation Committee by Radford. For 2014, the Peer Group, which was determined by the Compensation Committee after consulting with Radford, consisted of the following companies:

ACADIA Pharmaceuticals Inc.	Idenix Pharmaceuticals, Inc. (acquired by Novartis)
Aegerion Pharmaceuticals, Inc.	ImmunoGen, Inc.
AMAG Pharmaceuticals, Inc.	InterMune, Inc. (acquired by Roche)
Arena Pharmaceuticals, Inc.	MannKind Corporation
Avanir Pharmaceuticals, Inc. (acquired by Otsuka Pharmaceuticals)	Nektar Therapeutics Neurocrine Biosciences, Inc.
Cadence Pharmaceuticals, Inc. (acquired by Mallinckrodt Pharmaceuticals)	Omeros Corporation Orexigen Therapeutics, Inc.
Depomed, Inc.	Pacira Pharmaceuticals, Inc.
Dyax Corp.	Xenoport, Inc.
Exelixis, Inc.
Horizon Pharma, Inc.

        The data on the compensation practices of the Peer Group is gathered by our searches of publicly available information. Due to the variations between companies reporting the individual and roles for which compensation is disclosed, directly comparable information is not available from each peer company with respect to each of our named executive officers. In considering the Peer Group compensation data, the Compensation Committee recognizes that executives at different companies can play significantly different roles, with different responsibilities and scope of work, even though they may hold similar titles or positions. Moreover, it is not always possible to determine the respective qualitative factors that may influence compensation from the publicly reported compensation data, such as scope of each named executive officer's responsibilities, their performance during the period under consideration or their perceived importance to their companies' business, strategy and objectives. Accordingly, the Compensation Committee looked to information about the Peer Group as one of a number of considerations in establishing executive compensation levels (as described in more detail below). In determining compensation for our named executive officers, the Compensation Committee reviewed both Peer Group information and the collective experience of the members of our Compensation Committee and executive management to establish our compensation practices.

  Stockholder Say-on-Pay Votes

        In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we held a non-binding stockholder vote at our 2014 Annual Meeting of Stockholders, or the 2014 Annual Meeting, on our 2013 executive compensation practices. The Compensation Committee, while not bound to act on a negative vote, carefully considers the opinion of its stockholders in making compensation decisions. The stockholders voted to approve, on an advisory basis, our 2013 executive compensation at the 2014 Annual Meeting. In alignment with our philosophy on stockholder say-on-pay, and with the results of the say-on-pay frequency vote held in 2011, we intend to continue to hold non-binding stockholder say-on-pay votes annually.

Executive Compensation Components

        We have structured each element of our compensation package as follows:

  Base Salary

        We determine our named executive officers' salaries based on job responsibilities and individual experience, and we benchmark the amounts we pay against comparable competitive market compensation for similar positions within our Peer Group and industry as well as geographical area. Specifically, we utilize information obtained from our comparison of Peer Group compensation data and the annual Radford Global Life Sciences Survey, or the Comparison Data. Our Compensation Committee reviews the salaries of our named executive officers annually, and our Compensation Committee grants increases in salaries based on a review of the Comparison Data and of individual performance during the prior calendar year provided that any increases are within the guidelines determined by the Compensation Committee for each position. Guidelines are adjusted and modified on an annual basis based on information obtained from our review of the Comparison Data, as well as from our Compensation Committee's and management's experience and general employment market conditions for our industry and geographic area. Increases in base salary are based on individual performance as merit increases and on the Comparison Data as market increases; such increases are not automatic or guaranteed.

        In January 2014, our Compensation Committee reviewed base salaries for our named executive officers. The Compensation Committee considered a number of factors in setting the 2014 base salaries for our named executive officers, including the status of the commercial launch of Qsymia® as a treatment for obesity in the United States, the status of the commercial launch of STENDRA® and SPEDRA™ in the United States and the European Union, and obtaining label expansion for the 15 minute onset claim for STENDRA and SPEDRA in the United States and the European Union. For STENDRA, we use the trade name SPEDRA in the European Union and certain other territories outside the United States; throughout this Proxy Statement, we refer to STENDRA and SPEDRA as STENDRA. In addition, the Compensation Committee reviewed the Comparison Data and the individual performance of our named executive officers during the prior calendar year. Following the Compensation Committee's review, Mr. Slebir and Drs. Day and Varghese received merit increases to their base salaries based on individual performance, Mr. Slebir and Dr. Varghese received market increases to their base salaries based on a review of the Comparison Data, and Messrs. Fischer and Sanford did not receive any increases to their base salaries.

        The table below provides the base salary for each named executive officer:

Name	2014 Increase to Base Salary	2014 Base Salary ($)
Seth H. Z. Fischer	—%	650,000
Svai S. Sanford	—%	350,000
John L. Slebir(1)	6.6%	425,000
Wesley W. Day, Ph.D.	3.0%	432,300
Santosh T. Varghese, M.D.(2)	5.5%	385,000

(1)
Includes a $13,200 market adjustment increase. Actual amount of merit increase was 3.3%.

(2)
Includes an $8,200 market adjustment increase. Actual amount of merit increase was 3.3%.

  Cash Bonus Plan

        Annual Bonus Plan.    We awarded cash bonuses under the Annual Bonus Plan to our named executive officers based on our overall corporate performance and achievement of general corporate performance objectives established by our Compensation Committee in February 2014. The cash bonuses are based on an end-of-year assessment by our Compensation Committee. The corporate performance and the achievement of corporate objectives determine the percent of the eligible cash bonus to be paid to each named executive officer. Each named executive officer's individual performance is reviewed to determine how such named executive officer's performance contributed to our overall corporate performance and achievement of corporate performance objectives. The Compensation Committee uses this information to determine the named executive officer's cash bonus award, such that the percent of the eligible bonus to be paid to a named executive officer may be decreased or eliminated based on the individual performance review. Cash bonuses under the Annual Bonus Plan are awarded on a discretionary basis, and the Compensation Committee may modify, eliminate or adjust corporate objectives at any time, thereby ensuring that employees are compensated for performance.

        For 2014, our corporate performance objectives as approved by our Compensation Committee in February 2014, were as follows:

  •
  obtaining or exceeding the net Qsymia revenue goal for 2014, obtaining or exceeding the total Qsymia prescriptions goal for 2014, obtaining or exceeding the Qsymia per prescription net revenue goal for 2014, obtaining or exceeding the managed care coverage percentage goal for 2014, and achieving a Qsymia Risk Evaluation and Mitigation Strategy goal;

  •
  obtaining label expansion for the 15 minute onset claim for STENDRA in the United States and the European Union; launching STENDRA in the European Union; and achieving certain goals regarding the qualification and approval by regulatory authorities of Sanofi Chimie and Sanofi Winthrop Industrie as a qualified supplier of STENDRA, Sanofi Chimie's undertaking worldwide manufacturing of the avanafil active pharmaceutical ingredient and Sanofi Winthrop Industrie's undertaking worldwide manufacturing of the tablets for avanafil;

  •
  achieving certain goals regarding the cardiovascular outcomes trial for Qsymia;

  •
  achieving certain compliance excellence goals; and

  •
  achieving certain human resources goals.

In the Compensation Committee's opinion, the Company succeeded in meeting the following corporate objectives: obtaining or exceeding the Qsymia per prescription net revenue goal for 2014; launching STENDRA in the European Union; achieving certain goals regarding the qualification and approval by regulatory authorities of Sanofi Chimie and Sanofi Winthrop Industrie as a qualified supplier of STENDRA, Sanofi Chimie's undertaking worldwide manufacturing of the avanafil active pharmaceutical ingredient and Sanofi Winthrop Industrie's undertaking worldwide manufacturing of the tablets for avanafil; achieving certain goals regarding the cardiovascular outcomes trial for Qsymia; achieving certain compliance excellence goals; and achieving certain human resources goals. Further, in the Compensation Committee's opinion, the Company succeeded, in part, in meeting the following corporate objectives: obtaining or exceeding the net Qsymia revenue goal for 2014, obtaining or exceeding the total Qsymia prescriptions goal for 2014, obtaining or exceeding the managed care coverage percentage goal for 2014, and achieving a Qsymia Risk Evaluation and Mitigation Strategy goal; and obtaining label expansion for the 15 minute onset claim for STENDRA in the United States and the European Union. Based on the achievements in 2014, the Compensation Committee determined that bonuses under the Annual Bonus Plan equaling 80% of the eligible cash bonus potential would be paid for 2014 to our eligible employees under the plan, including our named executive officers.

        The table below provides the target bonus for each named executive officer who participated in the Annual Bonus Plan for 2014 and the executive's actual bonus amount:

Name	2014 Target Bonus as a Percentage of Base Salary	2014 Target Bonus ($)	2014 Maximum Bonus as a Percentage of Base Salary	2014 Maximum Bonus ($)	2014 Actual Bonus as a Percentage of Base Salary	2014 Actual Bonus ($)
Seth H. Z. Fischer(1)	80%	520,000	80%	520,000	64%	416,000
Svai S. Sanford	40%	140,000	40%	140,000	32%	112,000
John L. Slebir	50%	212,500	50%	212,500	40%	170,000
Wesley W. Day, Ph.D.	40%	172,920	40%	172,920	32%	138,300
Santosh T. Varghese, M.D.	40%	154,000	40%	154,000	32%	123,200

(1)
On June 9, 2014, the Compensation Committee of the Board approved goals and objectives to be considered by the Compensation Committee in connection with determining the discretionary cash bonus of Seth H. Z. Fischer, our Chief Executive Officer, for fiscal year 2014. Mr. Fischer was eligible to receive a cash bonus of up to 80% of his base salary based on a number of factors, including the Company's achieving target net revenue and a target number of Qsymia prescriptions dispensed for the fiscal year ended 2014, the continued development of our commercial team and continued expense optimization. Mr. Fischer also was eligible to receive an additional bonus equal to 20% of his base salary based on the Company's achieving a target level of third-party coverage of Qsymia prescriptions as of the fourth quarter of fiscal year 2014. The additional bonus equal to 20% of his base salary was not earned.

        For 2015, under the Annual Bonus Plan, the Compensation Committee determined that our Chief Executive Officer, Chief Financial Officer, Senior Vice Presidents (or equivalent pay grade) and Vice Presidents (or equivalent pay grade) would be eligible to receive target and maximum cash bonuses of up to 80%, 40%, 50% and 40% of their base salaries, respectively. The table below provides the target and maximum bonuses for each named executive officer who is participating in the Annual Bonus Plan for 2015:

Name	2015 Target Bonus as a Percentage of Base Salary	2015 Target Bonus ($)	2015 Maximum Bonus as a Percentage of Base Salary	2015 Maximum Bonus ($)
Seth H. Z. Fischer	80%	540,000	80%	540,000
Svai S. Sanford	40%	144,920	40%	144,920
John L. Slebir	50%	219,400	50%	219,400
Wesley W. Day, Ph.D.	40%	176,240	40%	176,240
Santosh T. Varghese, M.D.	40%	158,000	40%	158,000

        On August 3, 2015, the Compensation Committee of the Board determined that the Annual Bonus Plan for 2015 would be funded at a minimum of 80% of the eligible cash bonus potential. The actual cash bonus payouts in February 2016 under the Annual Bonus Plan for each eligible employee will be based on the eligible employee's individual performance and contribution to the Company's overall corporate performance. The Compensation Committee will determine each eligible employee's cash bonus award based on the eligible employee's individual performance review, such that the percent of the eligible bonus awarded to each eligible employee may be decreased or eliminated entirely based on this review. Any funding of the Annual Bonus Plan above the 80% minimum approved on August 3, 2015 remains subject to the Company's overall corporate performance and the achievement of general corporate performance objectives established by the Compensation Committee.

  Equity Compensation

        We award equity compensation to our named executive officers based on the performance of the named executive officer and guidelines related to each named executive officer's position in the Company. We determine our stock option and restricted stock unit guidelines based on information derived from our Compensation Committee's and management's experience. With respect to our named executive officers, we also utilize an internally generated comparison of companies and third party survey of companies in our industry, which was developed with information provided by Radford. Specifically, we utilize the Comparison Data to modify and adjust our stock option and restricted stock unit guidelines. We typically base awards to newly hired employees on these guidelines, and we base awards to continuing employees on these guidelines along with an employee's performance for the prior fiscal year. In determining the amount of awards, we generally do not consider an employee's current equity ownership in the Company or the prior awards that are fully vested. Rather, we evaluate each employee's awards based on the factors described above and competitive market factors in our industry.

        Our stock option awards typically vest over a four-year period subject to the continued service of the employee to the Company. Twenty-five percent of the shares typically vest on the first anniversary of the option award, with the remaining shares vesting monthly in equal amounts over the remainder of the vesting period. Our restricted stock unit awards typically vest over a four-year period subject to the continued service of the employee to the Company. Twenty-five percent of the shares typically vest on each annual anniversary of the restricted stock unit award. We believe these vesting arrangements encourage our employees to continue service to the Company for a longer period of time and remain focused on our multi-year long-term drug development and commercialization programs.

        Timing of Equity Awards.    Our Compensation Committee typically makes award decisions for employees at its first meeting in each fiscal year. We believe annual awards at this time allow the Compensation Committee to consider a number of factors related to the stock option award and restricted stock unit award decisions, including corporate performance for the prior fiscal year, employee performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired employees, our practice is typically to make stock option awards at the first meeting of the Compensation Committee following the employee's hire date. We do not plan or time our stock option awards in coordination with the release of material non-public information for the purpose of affecting the value of executive compensation.

        Allocation of Equity Compensation.    In 2014, we granted stock options to purchase 935,800 shares of our Common Stock, of which stock options to purchase a total of 187,100 shares were awarded to executives (including our named executive officers), representing approximately 20% of all stock option awards in 2014. Also, in 2014, we granted 521,900 restricted stock units, of which 155,500 restricted stock units were awarded to executives (including our named executive officers), representing 30% of all restricted stock unit awards in 2014. Our Compensation Committee does not apply a formula for allocating stock options and restricted stock units to named executive officers. Instead, our Compensation Committee considers the role and responsibilities of the named executive officers, competitive factors, the non-equity compensation received by the named executive officers and the total number of options and restricted stock units to be granted in the fiscal year.

        Type of Equity Awards.    Under our 2010 Equity Incentive Plan, we may award incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees, and we may award nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance units and performance shares to our employees, directors and consultants. In 2014, we awarded a mix of stock options and restricted stock units.

        Equity Awards in 2014.    In January 2014, following the Compensation Committee's review, all of our then-serving named executive officers, with the exception of Mr. Fischer, received restricted stock units as reflected in the 2014 Grants of Plan-Based Awards Table below. Also, in January 2014, our Compensation Committee reviewed equity compensation for our then-serving named executive officers. The Compensation Committee reviewed the Comparison Data and the individual performance of such named executive officers during the prior calendar year. Following the Compensation Committee's review, all of our then-serving named executive officers, with the exception of Mr. Fischer, received stock options and restricted stock units as reflected in the 2014 Grants of Plan-Based Awards Table below. Dr. Varghese, who was not a named executive officer in January 2014, also received stock options and restricted stock units as reflected in the 2014 Grants of Plan-Based Awards Table below. Mr. Fischer did not receive any equity awards in 2014, as he received a stock option award in September 2013 upon becoming our Chief Executive Officer.

Retirement Savings Plan

        We maintain a 401(k) retirement savings plan for the benefit of our eligible employees. Employees may elect to contribute their compensation up to the statutorily prescribed limit. We currently match employee contributions up to a maximum of 4% of an employee's salary per pay period. In 2014, the employer-match contribution limit was $10,400 per employee.

Employment Agreement

        Seth H. Z. Fischer, our Chief Executive Officer, entered into an employment agreement with the Company on September 3, 2013, which we refer to herein as the Employment Agreement. Mr. Fischer's Employment Agreement has an initial term of four years, renewing annually thereafter unless either party provides notice of non-renewal. The Employment Agreement provides for:

  •
  A base salary subject to annual review and adjustment by the Board or the Compensation Committee, which was set by the Compensation Committee at $650,000;

  •
  Eligibility to receive an annual cash incentive payment for the achievement of performance goals established by the Board or the Compensation Committee, with an incentive target of not less than 80% of Mr. Fischer's base salary;

  •
  A one-time stock option grant to purchase 1,000,000 shares of our Common Stock, with an exercise price equal to the fair market value of our Common Stock on the grant date, of which 1/36th of the total number of shares subject to the option shall vest each month, subject to Mr. Fischer's continued service to the Company on such dates;

  •
  Housing assistance and benefits for costs incurred with temporary housing near our corporate headquarters of up to $50,000 and a car allowance in Mr. Fischer's home state;

  •
  In the event Mr. Fischer decides not to enroll in our medical plan, we will provide Mr. Fischer $15,000 annually, payable in equal monthly installments during the term of his employment for such medical benefits;

  •
  If Mr. Fischer's employment had been terminated at any time prior to June 3, 2014, either (i) by the Company other than for Cause (as defined in the Employment Agreement), non-renewal or due to Mr. Fischer's death or Disability (as defined in the Employment Agreement) or (ii) voluntarily by Mr. Fischer for Good Reason (as defined in the Employment Agreement), then Mr. Fischer would have been entitled to receive severance benefits as follows: (i) monthly severance payments for a six-month severance period following termination equal to Mr. Fischer's monthly base salary immediately prior to employment termination (determined after disregarding any reduction in base salary that constitutes Good Reason); (ii) monthly severance payments during the six-month severance period equal to 1/12th of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment;

  •
  If Mr. Fischer's employment is terminated at any time on or after June 3, 2014 either (i) by the Company other than for Cause, non-renewal or due to Mr. Fischer's death or Disability or (ii) voluntarily by Mr. Fischer for Good Reason, then Mr. Fischer will be entitled to receive severance benefits as follows: (i) monthly severance payments during the 12-month severance period equal to Mr. Fischer's monthly base salary immediately prior to employment termination; (ii) monthly severance payments during the 12-month severance period equal to 1/12th of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment;

  •
  If the Company provides Mr. Fischer with written notice of non-renewal of his Employment Agreement, then Mr. Fischer will be entitled to receive severance benefits as follows: (i) monthly severance payments for a six-month severance period following termination equal to Mr. Fischer's monthly base salary immediately prior to employment termination; (ii) monthly severance payments during the six-month severance period equal to 1/12th of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment;

  •
  If Mr. Fischer's employment is terminated as a result of his death or Disability, then Mr. Fischer will be entitled to receive: (i) a lump sum cash payment equal to the prorated amount of Mr. Fischer's target bonus for the fiscal year in which the termination occurs; and (ii) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of Mr. Fischer's termination of employment; and

  •
  Upon the closing of a Change of Control (as defined in the Employment Agreement), the vesting and exercisability of the option award granted to Mr. Fischer will automatically vest in full and become exercisable.

        Under Mr. Fischer's Employment Agreement, a "Change of Control" occurs when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company's then outstanding voting securities;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation that results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the stockholders of the Company approve a plan of complete liquidation of the Company;

  •
  the Company sells or disposes of all or substantially all of the Company's assets, provided that the licensing or sale of Qsymia/Qsiva and/or Avanafil or other products developed by the Company in any non-U.S. territory would not constitute a Change of Control; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either

    (i) directors of the Company as of September 3, 2013, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

Change of Control Benefits

        A description of the change of control benefits given to our named executed officers and a table showing potential payments upon termination or change of control of our named executive officers are set forth below under the section entitled "Potential Payments Upon Termination or Change of Control for each Named Executive Officer."

Perquisites and Other Benefits

        We annually review the perquisites that our named executive officers receive. We offer short-term and long-term disability insurance plans to all of our employees, including all of our named executive officers. Historically, we have also offered all of our named executive officers a supplemental medical reimbursement coverage plan which allowed our named executive officers to receive reimbursement for eligible out of pocket medical expenses. In 2014, we discontinued the use of this supplemental medical reimbursement coverage plan.

Compensation Process

        The Compensation Committee reviews and approves the salaries and incentive compensation of our named executive officers and non-employee directors and reviews and approves all new hire stock option awards to employees. In addition, the Compensation Committee approves stock option awards and restricted stock unit awards for all employees as part of our annual performance review process. The Compensation Committee approves a pool of equity awards for employees who are not executive officers, and the Chief Executive Officer distributes this pool in his discretion and based on the performance of each individual. The agendas for meetings of the Compensation Committee are prepared by the Compensation Committee Chairman in consultation with management. Our Chief Executive Officer, Chief Financial Officer, and General Counsel typically attend the meetings of the Compensation Committee, but the Chief Executive Officer, the Chief Financial Officer and the General Counsel do not participate in deliberations relating to their own compensation. In rendering its decisions, the Compensation Committee considers the recommendations of the Chief Executive Officer, with input by the Chief Financial Officer and the General Counsel, the information regarding comparably sized companies in the biotechnology and pharmaceutical industries in the United States and its collective experience with other companies. Additionally, the Compensation Committee considers data and information provided by Radford. The Compensation Committee reviews the performance and compensation of the Chief Executive Officer and Chief Financial Officer annually.

        Our Compensation Committee also works with our Chief Executive Officer and Chief Financial Officer in evaluating the financial, accounting, tax and retention implications of our various compensation programs.

Effect of Accounting and Tax Treatment on Compensation Decisions

        Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, imposes a limit on the amount of compensation that we may deduct in any one year with respect to our Chief Executive Officer and each of our next three most highly compensated executive officers (other than the Chief Financial Officer), unless certain specific criteria are satisfied. While we consider the deductibility of compensation when making our compensation decisions, we believe that it is important to maintain the flexibility to compensate our executives in a manner we believe will promote our corporate goals and be in the best interests of our stockholders. Our Compensation Committee therefore has not adopted a policy requiring all compensation to be deductible.

Executive Time Off

        All of our full-time employees, including our named executive officers, receive up to seven weeks of vacation each year, based upon the length of service. Mr. Fischer, our Chief Executive Officer, is entitled to receive four weeks of vacation each year. Unused vacation carries over to the following year and may accumulate up to three weeks at any time. Upon termination, all employees are paid their accrued benefit that existed as of the date of such termination. Additionally, all employees receive two personal days and eight sick days each year. Personal days expire if unused as of the end of the calendar year, but all employees are paid their accrued benefit of any unused personal days as of the date of termination. Sick days expire if unused as of the date of termination or the end of the calendar year.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Alexander J. Denner, Ph.D., Chairman David Y. Norton Herman Rosenman

EXECUTIVE AND DIRECTOR COMPENSATION TABLES

2014 Summary Compensation Table

        The following table presents information for our fiscal year ended December 31, 2014 concerning the total compensation paid to or accrued for our Chief Executive Officer, Chief Financial Officer, and each of our three other most highly compensated executive officers. We refer to these executive officers as our "named executive officers" below.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total($)
Seth H. Z. Fischer(5)	2014	650,000	—	—	416,000	36,909	1,102,909
Chief Executive Officer and Director	2013	212,083	—	7,991,558	104,000	15,965	8,323,606
Svai S. Sanford(6)	2014	350,000	283,650	191,455	112,000	12,800	949,905
Chief Financial Officer and Chief	2013	274,843	—	124,656	57,000	10,700	467,199
Accounting Officer
John L. Slebir	2014	425,000	336,350	254,940	170,000	10,400	1,196,690
Senior Vice President, Business	2013	398,788	—	592,670	95,700	17,617	1,104,775
Development and General Counsel	2012	360,750	—	421,724	183,081	17,010	982,565
and Secretary
Wesley W. Day, Ph.D.	2014	432,300	283,650	191,455	138,300	10,400	1,056,105
Vice President, Clinical Development	2013	419,664	—	423,335	100,000	22,179	965,178
	2012	404,495	—	421,724	205,281	17,766	1,049,266
Santosh T. Varghese, M.D.	2014	385,000	279,775	167,010	123,200	10,400	965,385
Vice President, Medical & Regulatory Affairs, Pharmacovigilance, and QA

(1)
The amounts in this column include payments in respect of accrued vacation, holidays and sick days earned for the fiscal years presented, whether or not actually paid during such year.

(2)
The amounts included in this column do not reflect compensation actually received by the named executive officer but represent the grant date fair value computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 15 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. See also the 2014 Grants of Plan-Based Awards table below for information on restricted stock unit awards and option awards made in 2014.

(3)
The amounts for fiscal year 2014 in this column consist of cash bonus payments under the Annual Bonus Plan approved by the Compensation Committee in January 2015. Please see "Compensation Discussion and Analysis" above for a description of the Annual Bonus Plan.

(4)
The amounts in this column include (i) contributions made by the Company under its 401(k) Plan; (ii) premiums and contributions made by the Company under its supplemental medical reimbursement coverage plan; (iii) reimbursement for lodging expenses in Mountain View, CA; and (iv) excess medical waiver reimbursement, as provided in the following table:

Name	Year	401(k) Contributions ($)	Supplemental Medical Reimbursement Coverage Plan ($)	Reimbursement for Lodging Expenses in Mountain View, CA($)	Excess Medical Waiver Reimbursement ($)
Seth H. Z. Fischer	2014	4,333	—	17,576	15,000
	2013	4,333	—	8,507	3,125
Svai S. Sanford	2014	10,400	—	—	2,400
	2013	10,200	—	—	500
John L. Slebir	2014	10,400	—	—	—
	2013	10,200	7,417	—	—
	2012	10,000	7,010	—	—
Wesley W. Day, Ph.D.	2014	10,400	—	—	—
	2013	10,200	11,979	—	—
	2012	10,000	7,766	—	—
Santosh T. Varghese, M.D.	2014	10,400	—	—	—
(5)
Mr. Fischer became our Chief Executive Officer on September 3, 2013, upon the resignation of Mr. Zook. For 2013, compensation shown was earned in 2013 and not annualized.

(6)
Mr. Sanford became our Chief Financial Officer on January 7, 2015 and our Chief Accounting Officer on December 16, 2013. From November 5, 2013 until January 7, 2015, he served as interim Chief Financial Officer. Prior to November 5, 2013, Mr. Sanford served as our Corporate Controller during 2013. For 2013, compensation shown was earned in 2013 and not annualized.

2014 Grants of Plan-Based Awards

        The following table provides information with regard to each grant of an award made to a named executive officer under any plan during the fiscal year ended December 31, 2014.

					All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)(2)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)						Grant Date Fair Value of Stock and Option Awards($)
	Grant Date
Name		Threshold($)	Target($)	Maximum($)
Seth H. Z. Fischer
Stock Options	—	—	—	—	—	—	—	—
Restricted Stock Unit Award	—	—	—	—	—	—	—	—
Annual Bonus Plan(3)	—	—	520,000	520,000	—	—	—	—
Svai S. Sanford
Stock Options	1/28/14	—	—	—	—	38,300	7.75	191,455
Restricted Stock Unit Award	1/22/14	—	—	—	30,000	—	—	251,100
	1/28/14	—	—	—	4,200	—	—	32,550
Annual Bonus Plan	—	—	140,000	140,000	—	—	—	—
John L. Slebir
Stock Options	1/28/14	—	—	—	—	51,000	7.75	254,940
Restricted Stock Unit Award	1/22/14	—	—	—	35,000	—	—	292,950
	1/28/14	—	—	—	5,600	—	—	43,400
Annual Bonus Plan	—	—	212,500	212,500	—	—	—	—
Wesley W. Day, Ph.D.
Stock Options	1/28/14	—	—	—	—	38,300	7.75	191,455
Restricted Stock Unit Award	1/22/14	—	—	—	30,000	—	—	251,100
	1/28/14	—	—	—	4,200	—	—	32,550
Annual Bonus Plan	—	—	172,920	172,920	—	—	—	—
Santosh T. Varghese, M.D.
Stock Options	1/28/14	—	—	—	—	34,000	7.75	167,010
Restricted Stock Unit Award	1/22/14	—	—	—	30,000	—	—	251,100
	1/28/14	—	—	—	3,700	—	—	28,675
Annual Bonus Plan	—	—	154,000	154,000	—	—	—	—

(1)
The row entitled "Annual Bonus Plan" for each respective named executive officer in the table above reflects the threshold, target and maximum value of a cash bonus award to each respective named executive officer for 2014 under the Annual Bonus Plan approved by the Compensation Committee in January 2015. The cash bonus award amounts actually paid under the Annual Bonus Plan to the named executive officers in 2014 are shown in the Summary Compensation Table for 2014 under the heading "Non- Equity Incentive Plan Compensation." Please see "Compensation Discussion and Analysis" above for a description of the Annual Bonus Plan.

(2)
Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Select Market on the date of grant.

(3)
On June 9, 2014, the Compensation Committee of the Board approved goals and objectives to be considered by the Compensation Committee in connection with determining the discretionary cash bonus of Seth H. Z. Fischer, our Chief Executive Officer, for fiscal year 2014. Mr. Fischer was eligible to receive a cash bonus of up to 80% of his base salary based on a number of factors, including the Company's achieving target net revenue and a target number of Qsymia prescriptions dispensed for the fiscal year ended 2014, the continued development of our commercial team and continued expense optimization. Mr. Fischer also was eligible to receive an additional bonus equal to 20% of his base salary based on the Company's achieving a target level of third-party coverage of Qsymia prescriptions as of the fourth quarter of fiscal year 2014. The additional bonus equal to 20% of his base salary was not earned.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents certain information concerning the outstanding equity awards held as of December 31, 2014 by each named executive officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(2)	Option Expiration Date(3)	Number of Shares or Units of Stock That Have Not Vested(#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)
Seth H. Z. Fischer	416,666	583,334	12.90	9/3/2020	—	—
Svai S. Sanford	21,145	13,855	22.63	9/7/2022	24,000	69,120
	7,187	7,813	12.39	1/25/2023	4,200	12,096
	—	38,300	7.75	1/28/2021
John L. Slebir	3,750	—	6.39	9/4/2019	28,000	80,640
	166,250	—	8.74	1/21/2021	5,600	16,128
	50,000	—	12.04	1/27/2022
	70,000	—	12.39	1/25/2023
	—	51,000	7.75	1/28/2021
Wesley W. Day, Ph.D.	100,000	—	6.05	1/25/2018	24,000	69,120
	100,000	—	4.23	1/23/2019	4,200	12,096
	40,000	—	8.91	1/22/2020
	50,000	—	8.74	1/21/2021
	50,000	—	12.04	1/27/2022
	50,000	—	12.39	1/25/2023
	—	38,300	7.75	1/28/2021
Santosh T. Varghese, M.D.	200,000	—	24.23	4/25/2022	24,000	69,120
	52,500	—	12.39	1/25/2023	3,700	10,656
	—	34,000	7.75	1/28/2021

(1)
The stock options outstanding generally vest, subject to the employee's continued service to the Company, with respect to 25% of the options upon the one year anniversary of the grant date and 1/36th of the remaining options vesting each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Mr. Fischer's option grant provides for monthly vesting of 1/36th of the total number of options granted, commencing after September 3, 2013, subject to his continued service to the Company.

(2)
Stock options are granted at an exercise price equal to the fair market value of our Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Select Market on the date of grant.

(3)
Options granted in January 2013 or prior thereto generally expire 10 years from the date of grant, and options granted after January 2013, including Mr. Fischer's option award, generally expire seven years from the date of grant.

(4)
The restricted stock unit awards outstanding vest either (i) over an 18-month period with 20% vesting at both of the 6- and 12-month anniversary of the vesting commencement date and the remaining 60% vesting on the 18-month anniversary of the vesting commencement date, or (ii) over a four year period with 25% vesting annually on each anniversary of the vesting commencement date.

(5)
The market value of unvested restricted stock units is based on the closing price of our Common Stock on the NASDAQ Global Select Market of $2.88 per share on December 31, 2014.

2014 Option Exercises and Stock Vested

        The following table shows the number of shares acquired pursuant to the vesting of restricted stock units by each named executive officer during the fiscal year ended December 31, 2014 and the aggregate dollar amount realized by the named executive officer upon vesting of the restricted stock units.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Seth H. Z. Fischer	—	—
Svai S. Sanford	6,000	31,920
John L. Slebir	7,000	37,240
Wesley W. Day, Ph.D.	6,000	31,920
Santosh T. Varghese, M.D.	6,000	31,920

(1)
The aggregate dollar amount realized upon vesting is based on the closing price of our Common Stock on the NASDAQ Global Select Market on the vesting dates.

Potential Payments Upon Termination or Change of Control for each Named Executive Officer

        Based upon a hypothetical triggering date of December 31, 2014 and the agreements in effect on December 31, 2014 as further described below, the quantifiable benefits for each named executive officer upon the occurrence of certain specified events are set forth in the table below.

Executive benefits and payments upon termination:	Involuntary termination not for cause or by constructive termination not following a change of control($)	Benefits following a change of control($)	Involuntary termination not for cause or by constructive termination following a change of control($)	Written Notice of Non-Renewal of Employment Agreement($)	Death or Disability($)
Seth H. Z. Fischer(1)
Base salary	650,000	—	650,000	325,000	—
Bonus	1,040,000	—	1,040,000	780,000	520,000
Medical continuation	—	—	—	—	—
Outplacement services(2)	—	—	—	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	—	—	—	—	—
Svai S. Sanford
Base salary	228,846	—	228,846	—	—
Bonus	140,000	—	140,000	—	—
Medical continuation	45,000	—	45,000	—	—
Outplacement services(2)	10,000	—	10,000	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	43,091	—	81,216	—	—
John L. Slebir
Base salary	212,500	—	850,000	—	—
Bonus	318,750	—	637,500	—	—
Medical continuation	60,000	—	60,000	—	—
Outplacement services(2)	20,000	—	20,000	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	50,734	96,768	—	—	—
Wesley W. Day, Ph.D.
Base salary	216,150	—	864,600	—	—
Bonus	259,380	—	518,760	—	—
Medical continuation	60,000	—	60,000	—	—
Outplacement services(2)	20,000	—	20,000	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	43,091	81,216	—	—	—
Santosh T. Varghese, M.D.
Base salary	192,500	—	770,000	—	—
Bonus	231,000	—	462,000	—	—
Medical continuation	60,000	—	60,000	—	—
Outplacement services(2)	20,000	—	20,000	—	—
Value of accelerated stock options(3)	—	—	—	—	—
Value of accelerated restricted stock units(4)	42,759	79,776	—	—	—

(1)
Termination and change of control benefits for Seth H. Z. Fischer are set forth in his employment agreement. Please see "Compensation Discussion and Analysis—Employment Agreement" for details.

  If Mr. Fischer's employment is terminated at any time on or after June 3, 2014, either (i) by the Company other than for Cause, non-renewal or due to his death or Disability or (ii) voluntarily by him for Good Reason, then he will be entitled to receive severance benefits as follows: (i) $650,000, representing monthly severance payments during the 12-month severance period equal to his monthly base salary immediately prior to employment termination; (ii) $520,000, representing monthly severance payments during the 12-month severance period equal to 1/12th of his target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of his target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of his termination of employment.

(2)
Represents the aggregate value of reimbursable services from a third-party firm. Such services may include, but are not limited to, transition advice, business coaching and career management advice.

(3)
Represents the aggregate value of the acceleration of vesting of the named executive officer's unvested stock options based on the product of (i) the spread between the closing price of our Common Stock on December 31, 2014 of $2.88 and the exercise price of the stock options, and (ii) the number of shares of our Common Stock underlying unvested stock options. Aggregate intrinsic value represents only the value for those stock options in which the exercise price of the option is less than the market value of our stock on December 31, 2014.

(4)
Represents the aggregate value of the acceleration of vesting of the named executive officer's unvested restricted stock units based on the product of (i) $2.88, which is the closing price of our Common Stock on December 31, 2014, and (ii) the number of shares of our Common Stock underlying unvested restricted stock units.

        Based upon a hypothetical triggering date of December 31, 2014 and the agreements currently in effect as further described below, the quantifiable benefits for each named executive officer upon the occurrence of certain specified events are set forth in the table below.

Executive benefits and payments upon termination:	Involuntary termination not for cause or by constructive termination not in connection with a change of control($)	Benefits in connection with a change of control($)	Involuntary termination not for cause or by constructive termination in connection with a change of control($)	Written Notice of Non-Renewal of Employment Agreement($)	Death or Disability($)
Seth H. Z. Fischer(1)
Base salary	650,000	—	650,000	325,000	—
Bonus	1,040,000	—	1,040,000	780,000	520,000
Medical continuation	—	—	—	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options(2)	—	—	—	—	—
Value of accelerated restricted stock units(3)	—	—	—	—	—
Svai S. Sanford(4)
Base salary	—	—	—	—	—
Bonus	108,690	—	108,690	—	—
Medical continuation	—	—	—	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options	—	—	—	—	—
Value of accelerated restricted stock units	—	—	—	—	—
John L. Slebir
Base salary	318,750	—	637,500	—	—
Bonus	270,931	—	430,306	—	—
Medical continuation	23,628	—	47,257	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options(2)	—	—	—	—	—
Value of accelerated restricted stock units(3)	48,384	—	96,768	—	—
Wesley W. Day, Ph.D.(5)
Base salary	440,000	—	440,000	—	—
Bonus	325,600	—	325,600	—	—
Medical continuation	24,672	—	24,672	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options	—	—	—	—	—
Value of accelerated restricted stock units	—	—	—	—	—
Santosh T. Varghese, M.D.
Base salary	288,750	—	577,500	—	—
Bonus	211,705	—	327,205	—	—
Medical continuation	23,628	—	47,257	—	—
Outplacement services	—	—	—	—	—
Value of accelerated stock options(2)	—	—	—	—	—
Value of accelerated restricted stock units(3)	39,888	—	79,776	—	—

(1)
Termination and change of control benefits for Seth H. Z. Fischer are set forth in his employment agreement. Please see "Compensation Discussion and Analysis—Employment Agreement" for

  details. If Mr. Fischer's employment is terminated at any time on or after June 3, 2014, either (i) by the Company other than for Cause, non-renewal or due to his death or Disability or (ii) voluntarily by him for Good Reason, then he will be entitled to receive severance benefits as follows: (i) $650,000, representing monthly severance payments during the 12-month severance period equal to his monthly base salary immediately prior to employment termination; (ii) $520,000, representing monthly severance payments during the 12- month severance period equal to 1/12th of his target bonus for the fiscal year in which the termination occurs; (iii) a lump sum cash payment equal to the prorated amount of his target bonus for the fiscal year in which the termination occurs; and (iv) the unpaid portion of the annual bonus, if any, relating to any year prior to the calendar year of his termination of employment.

(2)
Represents the aggregate value of the acceleration of vesting of the named executive officer's unvested stock options based on the product of (i) the spread between the closing price of our Common Stock on December 31, 2014 of $2.88 and the exercise price of the stock options, and (ii) the number of shares of our Common Stock underlying unvested stock options. Aggregate intrinsic value represents only the value for those stock options in which the exercise price of the option is less than the market value of our stock on December 31, 2014.

(3)
Represents the aggregate value of the acceleration of vesting of the named executive officer's unvested restricted stock units based on the product of (i) $2.88, which is the closing price of our Common Stock on December 31, 2014, and (ii) the number of shares of our Common Stock underlying unvested restricted stock units.

(4)
Termination benefits for Svai S. Sanford are set forth in his letter agreement regarding retention agreement with the Company dated August 17, 2015. Please see below for details.

(5)
Termination benefits for Wesley W. Day, Ph.D. are set forth in his letter agreement regarding retention benefits with the Company dated July 20, 2015. Please see below for details.

        The Compensation Committee believes that providing our named executive officers protection against a termination of employment by the Company without cause or by a named executive officer for good reason is consistent with competitive practices and will help retain our named executive officers and maintain leadership stability. The Compensation Committee also believes that providing our named executive officers with benefits upon a change of control is in the best interests of our stockholders because change of control benefits help reduce the potential reluctance of our named executive officers to pursue certain change of control transactions that create employment uncertainty. The change of control benefits are designed to help retain the Company's named executive officers and maintain a stable work environment.

        Because of the so-called "parachute" tax imposed by Section 280G of the Code, we limit the change of control benefits of our named executive officers such that no taxes will be imposed under Section 280G. For our named executive officers, we have agreed that their severance benefits will be either (i) delivered in full, or (ii) delivered as to such lesser extent which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the named executive officer on an after-tax basis of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code.

Termination and Change of Control Benefits for our Chief Executive Officer

        A description of the termination and change of control benefits for our Chief Executive Officer is set forth in the section entitled "Compensation Discussion and Analysis—Employment Agreement."

Termination and Change of Control Benefits for our Chief Financial Officer

        In July 2013, we entered into Participation Agreements to the VIVUS, Inc. Change in Control Severance Plan and Summary Plan Description, or the Change in Control Plan, with our employees, excluding employees who were also executive officers. On July 10, 2013, Svai S. Sanford entered into a Participation Agreement with respect to the Change in Control Plan, as Mr. Sanford was not an executive officer at that time. Mr. Sanford remained eligible for termination and change in control benefits under the Change in Control Plan until his Participation Agreement with respect to the Change in Control Plan was superseded and replaced as described below.

        Pursuant to the Change in Control Plan, in the event the Company terminated Mr. Sanford's employment other than for Cause (as defined in the Change in Control Plan), or if Mr. Sanford terminated his employment for Good Reason (as defined in the Change in Control Plan), within 12 months following a Change in Control (as defined in the Change in Control Plan), Mr. Sanford would be entitled to the sum of (i) six months base salary, (ii) four weeks of his base salary multiplied by the numbers of years of employment with the Company and (iii) a prorated target bonus; provided that the aggregate severance payment could not exceed 24 months of Mr. Sanford's base salary. Mr. Sanford was also entitled to (i) 18 months of reimbursement for the expenses of continued COBRA coverage, (ii) outplacement assistance in an amount not to exceed $10,000 and (iii) all of the outstanding equity awards held by Mr. Sanford would automatically vest. Additionally, in the event Mr. Sanford was terminated by the Company without Cause in the absence of a Change in Control, Mr. Sanford would receive the benefits listed above, but in lieu of (iii) of the preceding sentence, Mr. Sanford's outstanding equity awards would vest through his termination date as if such awards had vested on a monthly schedule through the date of termination.

        For purposes of the Change in Control Plan, a "Change in Control" occurred when:

  •
  any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

  •
  a merger or consolidation of the Company whether or not approved by the Board, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

  •
  a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." "Incumbent Directors" shall mean directors who either (i) are directors of the Company as of the date of the Change in Control, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

        In June 2015, we entered into a Second Amended and Restated Change of Control and Severance Agreement, or the Amended Agreement, with Mr. Sanford effective as of June 19, 2015, which superseded and replaced the Participation Agreement entered into with the Company on July 10, 2013 with respect to the Change in Control Plan. The Amended Agreement between the Company and Mr. Sanford is null and void as further described below.

        The Amended Agreement provided that if Mr. Sanford's employment with the Company was terminated without Cause or by Mr. Sanford for Good Reason and the termination did not occur within three months before a Change of Control or 18 months after a Change of Control (as such terms are defined in the Amended Agreement) of the Company, Mr. Sanford would receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments equal to the monthly salary Mr. Sanford was receiving immediately prior to the termination date for nine months, (ii) monthly severance payments equal to 1/12th of Mr. Sanford's target bonus for the fiscal year in which the termination occurred for nine months, (iii) an additional pro rata portion of Mr. Sanford's target bonus for the fiscal year in which the termination occurred calculated based on the number of months during such fiscal year Mr. Sanford was employed by the Company (and a prior fiscal year to the extent the bonus for such prior fiscal year had not yet been declared and paid by the Company) multiplied by the average of the actual bonus percentage payouts in the two most recent years prior to the year of termination, (iv) up to nine months of reimbursement for premiums paid for COBRA coverage, and (vi) any then-outstanding and unvested equity awards held by Mr. Sanford were subject to 50% accelerated vesting.

        The Amended Agreement also provided that if Mr. Sanford's employment with the Company was terminated by the Company without Cause or by Mr. Sanford for Good Reason within three months before a Change of Control or 18 months after a Change of Control, Mr. Sanford would receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments equal to the monthly salary Mr. Sanford was receiving immediately prior to the Change of Control for 18 months, (ii) monthly severance payments equal to 1/12th of Mr. Sanford's target bonus for the fiscal year in which the termination occurred for 18 months, (iii) an additional pro rata portion of Mr. Sanford's target bonus for the fiscal year in which the termination occurred calculated based on the number of months during such fiscal year Mr. Sanford was employed by the Company (and a prior fiscal year to the extent the bonus for such prior fiscal year had not yet been declared and paid by the Company) multiplied by the average of the actual bonus percentage payouts in the two most recent years prior to the year of termination, and (iv) up to 18 months of reimbursement for premiums paid for COBRA coverage. The Amended Agreement also provided that if Mr. Sanford's employment is terminated without Cause or for Good Reason within three months before a Change of Control or 18 months after a Change of Control, the vesting and exercisability of all equity awards granted to Mr. Sanford by the Company would automatically vest in full and become immediately exercisable.

        For purposes of the Amended Agreement, a "Change in Control" occurred when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation which results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either (i) directors of the Company as of May 1, 2015, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

        On August 17, 2015, the Company and Mr. Sanford entered into a letter agreement, or the Sanford Letter Agreement, in connection with Mr. Sanford's voluntary termination of his employment with the Company and the Company's desire to retain Mr. Sanford during the transition period. Under the Sanford Letter Agreement, the Company and Mr. Sanford agreed that Mr. Sanford's employment as Chief Financial Officer and Chief Accounting Officer of the Company will terminate on September 30, 2015. The Company and Mr. Sanford also agreed that, subject to certain conditions, including the execution of a separation and release of claims agreement, (i) if Mr. Sanford remains an employee of the Company from the date of the Sanford Letter Agreement through September 30, 2015 or (ii) if prior to September 30, 2015 Mr. Sanford's employment with the Company is terminated by the Company for any reason other than due to Cause (as defined below) and such termination is not as a result of his death or disability, then Mr. Sanford will receive a lump sum retention bonus in an amount equal to $108,690 (which is equal to the pro rata amount of his annual cash bonus target for fiscal year 2015 through September 30, 2015). This period will allow the Company to proceed to search for a replacement and transition as appropriate. The Sanford Letter Agreement superseded any agreement concerning similar subject matter dated prior to the date of the Sanford Letter Agreement, including but not limited to the Second Amended and Restated Change of Control and Severance Agreement dated June 19, 2015 between the Company and Mr. Sanford, or the Sanford Severance Agreement, and by execution of the Sanford Letter Agreement the Company and Mr. Sanford agreed that the Sanford Severance Agreement will be deemed null and void. For purposes of the Sanford Letter Agreement, Cause means (i) gross negligence or willful misconduct in the performance of his duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexcused absences from the Company, (iii) commission of any act of fraud with respect to the Company, or (iv) conviction of a felony or a crime involving moral turpitude and causing material harm to the standing and reputation of the Company, in each case as determined by the Company's Board of Directors.

Termination and Change of Control Benefits for our Other Named Executive Officers

        On July 5, 2013, we entered into an Amended and Restated Change of Control and Severance Agreement, effective July 1, 2013, with each of our named executive officers, other than Messrs. Fischer and Sanford, that provided for certain benefits in the event of a termination or change of control. A description of the termination and change of control benefits for these named executive officers is provided below.

        The Amended and Restated Change of Control and Severance Agreements provided that if a named executive officer's employment with the Company was terminated without Cause or by the named executive officer for Good Reason and the termination did not occur within 24 months after a Change of Control (as such terms are defined in the Amended and Restated Change of Control and Severance Agreements) of the Company, the named executive officer would receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the named executive officer's termination until the date that is six months after the effective date of termination or, for purposes of this paragraph only, the Six-Month Severance Period, equal to the monthly salary the named executive officer was receiving immediately prior to the termination date; (ii) monthly severance payments during the Six-Month Severance Period equal to 1/12th of the named executive officer's target bonus for the fiscal year in which the termination occurred for each month in which severance payments were made to the named executive officer pursuant to (i) above; (iii) an additional pro-rated portion of the named executive officer's target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage; (v) accelerated vesting of the named executive officer's then-outstanding and unvested equity awards, to the extent that any of the then-unvested and outstanding shares of the Company's Common Stock subject to such equity awards otherwise would have vested through the date of the named executive officer's termination of employment with the Company, had each such equity award been subject to a monthly vesting schedule; and (v) outplacement services with a total value not to exceed $20,000, to be provided during the Six-Month Severance Period.

        The Amended and Restated Change of Control and Severance Agreements also provided that if a named executive officer's employment with the Company was terminated by the Company without Cause or by the named executive officer for Good Reason within 24 months after a Change of Control of the Company, the named executive officer would receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments during the period from the date of the named executive officer's termination until the date 24 months after the effective date of the termination, or for purposes of this paragraph only, the 24-Month Severance Period, equal to the monthly salary the named executive officer was receiving immediately prior to the change of control; (ii) monthly severance payments during the 24-Month Severance Period equal to 1/12th of the named executive officer's target bonus (as such term is defined in the Amended and Restated Change of Control and Severance Agreements) for the fiscal year in which the termination occurred for each month in which severance payments were made to the named executive officer pursuant to (i) above; (iii) an additional pro-rated portion of the named executive officer's target bonus; (iv) up to 24 months of reimbursement for premiums paid for COBRA coverage; and (v) outplacement services with a total value not to exceed $20,000. The Amended and Restated Change of Control and Severance Agreements for our named executive officers also provided for the automatic vesting in full of all outstanding equity awards held by the named executive officers upon the close of a Change of Control.

        Under such agreements, a "Change of Control" occurred when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation which results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either (i) directors of the Company as of July 1, 2013, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

        In July 2015, we entered into an Amended Agreement, on substantially the same terms as the Amended Agreement previously entered into with Mr. Sanford, with each of our named executive officers other than Messrs. Fischer and Sanford and Dr. Day, effective as of July 20, 2015. The Amended Agreements with such named executive officers amended, restated and replaced the Amended and Restated Change of Control and Severance Agreements previously entered into and described above. Dr. Day previously entered into an Amended and Restated Change of Control and Severance Agreement, which is null and void as further described below.

        The Amended Agreement provides that if the named executive officer's employment with the Company is terminated without Cause or by the named executive officer for Good Reason and the termination does not occur within three months before a Change of Control or 18 months after a Change of Control (as such terms are defined in the Amended Agreement) of the Company, the named executive officer will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments equal to the monthly salary the named executive officer was receiving immediately prior to the termination date for nine months, (ii) monthly severance payments equal to 1/12th of the named executive officer's target bonus for the fiscal year in which the termination occurs for nine months, (iii) an additional pro rata portion of the named executive officer's target bonus for the fiscal year in which the termination occurs calculated based on the number of months during such fiscal year the named executive officer was employed by the Company (and a prior fiscal year to the extent the bonus for such prior fiscal year has not yet been declared and paid by the Company) multiplied by the average of the actual bonus percentage payouts in the two most recent years prior to the year of termination, (iv) up to nine months of reimbursement for premiums paid for COBRA coverage, and (vi) any then-outstanding and unvested equity awards held by the named executive officer are subject to 50% accelerated vesting.

        The Amended Agreement also provides that if the named executive officer's employment with the Company is terminated by the Company without Cause or by the named executive officer for Good Reason within three months before a Change of Control or 18 months after a Change of Control, the named executive officer will receive, subject to signing a release of claims in favor of the Company, (i) monthly severance payments equal to the monthly salary the named executive officer was receiving immediately prior to the Change of Control for 18 months, (ii) monthly severance payments equal to 1/12th of the named executive officer's target bonus for the fiscal year in which the termination occurs for 18 months, (iii) an additional pro rata portion of the named executive officer's target bonus for the fiscal year in which the termination occurs calculated based on the number of months during such fiscal year the named executive officer was employed by the Company (and a prior fiscal year to the extent the bonus for such prior fiscal year has not yet been declared and paid by the Company) multiplied by the average of the actual bonus percentage payouts in the two most recent years prior to the year of termination, and (iv) up to 18 months of reimbursement for premiums paid for COBRA coverage. The Amended Agreement also provides that if the named executive officer's employment is terminated without Cause or for Good Reason within three months before a Change of Control or 18 months after a Change of Control, the vesting and exercisability of all equity awards granted to the named executive officer by the Company shall automatically vest in full and become immediately exercisable.

        For purposes of the Amended Agreement, a "Change in Control" occurs when:

  •
  any person becomes a beneficial owner, directly or indirectly, of securities of the Company representing 15% or more of the total voting power represented by the Company's then outstanding voting securities without the approval of the Board;

  •
  a merger or consolidation occurs, whether or not approved by the Board, other than a merger or consolidation which results in the outstanding voting securities of the Company immediately prior to the merger or consolidation to represent more than 50% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

  •
  the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

  •
  there is a change in the composition of the Board, as a result of which fewer than a majority of the directors are "Incumbent Directors." Incumbent Directors are directors who are either (i) directors of the Company as of May 1, 2015, or (ii) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination. An individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of the Company's directors is not considered an Incumbent Director.

        On July 20, 2015, the Company entered into a letter agreement regarding retention benefits, or the Day Letter Agreement, with Dr. Day. Under the Day Letter Agreement and subject to certain conditions, including the execution of a separation and release of claims agreement, (i) if Dr. Day remains an employee of the Company from the date of the Day Letter Agreement through December 31, 2015 or (ii) if prior to December 31, 2015 Dr. Day's employment with the Company is terminated for any reason other than due to Cause (as defined below) and such termination is not as a result of his death or disability, then Dr. Day will receive the following: (i) a lump sum cash payment in an amount equal to $616,000 (which is equal to one year of his base salary and one year of his target bonus); (ii) a lump sum cash bonus for calendar year 2015 that will be a minimum of $119,150 and a maximum of $149,600 based upon the achievement of certain milestones; and (iii) up to 12 months of reimbursement for premiums paid for COBRA coverage (or a taxable lump sum payment in an amount equal to the monthly premiums paid for COBRA in the event the Company cannot provide reimbursement benefits without potentially violating applicable laws). In addition, under the Day Letter Agreement, the Company and Dr. Day agreed that his employment will terminate on December 31, 2015. The Day Letter Agreement superseded any agreement concerning similar subject matter dated prior to the date of the Day Letter Agreement, including but not limited to the Amended and Restated Change of Control and Severance Agreement dated July 1, 2013 between the Company and Dr. Day, or the Day Severance Agreement, and by execution of the Day Letter Agreement the Company and Dr. Day agreed that the Day Severance Agreement will be deemed null and void. For purposes of the Day Letter Agreement, Cause means (i) gross negligence or willful misconduct in the performance of his duties to the Company where such gross negligence or willful misconduct has resulted or is likely to result in substantial and material damage to the Company or its subsidiaries, (ii) repeated unexcused absences from the Company, (iii) commission of any act of fraud with respect to the Company, or (iv) conviction of a felony or a crime involving moral turpitude and causing material harm to the standing and reputation of the Company, in each case as determined by the Company's Board of Directors.

Director Compensation

        The following table sets forth the compensation paid by us during the fiscal year ended December 31, 2014 to our non-employee directors:

Name	Year	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)(3)	Total($)
Michael J. Astrue(4)(5)	2014	45,430	—	—	45,430
J. Martin Carroll(4)(5)	2014	27,957	—	—	27,957
Samuel F. Colin, M.D.(4)(5)	2014	52,000	—	—	52,000
Alexander J. Denner, Ph.D.(4)(5)	2014	40,000	—	—	40,000
Johannes J.P. Kastelein, M.D., Ph.D.(4)	2014	40,000	—	—	40,000
Mark B. Logan(4)(5)	2014	27,957	—	—	27,957
David Y. Norton(4)(5)	2014	52,935	—	—	52,935
Jorge Plutzky, M.D.(4)(5)	2014	40,000	—	—	40,000
Herman Rosenman(4)(5)	2014	55,000	—	—	55,000
Robert N. Wilson(4)(5)	2014	20,000	—	—	20,000

(1)
For fiscal year 2014, the cash compensation arrangement for non-employee directors was as follows, with all annual retainers paid in equal quarterly installments: (i) non-employee directors will receive $40,000 per annum; (ii) the Chairman of the Board of Directors will receive an additional $25,000 per annum; (iii) the Chairman of the Audit Committee will receive an additional $15,000 per annum; (iii) the Chairman of the Compensation Committee will receive an additional $12,000 per annum; and (iv) the Chairman of the Nominating and Governance Committee will receive an additional $7,500 per annum.

(2)
As of December 31, 2014, there were no restricted stock units outstanding for any of our non-employee directors.

(3)
As of December 31, 2014, the aggregate number of stock options outstanding for each non-employee director was as follows:

Name	Stock options outstanding at 12/31/14
Michael J. Astrue	9,027
J. Martin Carroll	9,027
Samuel F. Colin, M.D.	25,000
Alexander J. Denner, Ph.D.	25,000
Johannes J.P. Kastelein, M.D., Ph.D.	25,000
Mark B. Logan	133,027
David Y. Norton	25,000
Jorge Plutzky, M.D.	25,000
Herman Rosenman	25,000
Robert N. Wilson	—
(4)
Dr. Denner and Messrs. Norton and Rosenman have served as directors of the Company since July 2013, and Dr. Plutzky has served as a director of the Company since May 2013. Messrs. Astrue, Carroll and Logan served as directors of the Company from July 2013, May 2013 and March 1999, respectively, to September 2014. Dr. Colin served as a director of the Company from July 2013 to January 2015. Dr. Kastelein served as a director of the Company from July 2013 to March 2015. Mr. Wilson served as a director of the Company from April 2013 to June 2014.

(5)
From January 2014 to September 2014, (i) the Audit Committee consisted of Messrs. Carroll, Logan and Rosenman, with Mr. Rosenman designated as the Chair of the Audit Committee; (ii) the Compensation Committee consisted of Dr. Colin and Messrs. Carroll, Norton and Rosenman, with Mr. Wilson serving on the Compensation Committee from January 2014 to June 2014 and with Dr. Colin designated as the Chair of the Compensation Committee; and (iii) the Nominating and Governance Committee consisted of Drs. Colin, Denner and Plutzky and Messrs. Astrue and Norton, with Mr. Norton designated as the Chair of the Nominating and Governance Committee. From September 2014 to December 2014, (i) the Audit Committee consisted of Dr. Denner and Messrs. Norton and Rosenman, with Mr. Rosenman designated as the Chair of the Audit Committee; (ii) the Compensation Committee consisted of Dr. Colin and Messrs. Norton and Rosenman, with Dr. Colin designated as the Chair of the Compensation Committee; and (iii) the Nominating and Governance Committee consisted of Drs. Colin, Denner and Plutzky and Mr. Norton, with Mr. Norton designated as the Chair of the Nominating and Governance Committee. Since January 2015, (i) the Audit Committee has consisted of Dr. Denner and Messrs. Norton and Rosenman, with Mr. Rosenman designated as the Chair of the Audit Committee; and (ii) the Nominating and Governance Committee has consisted of Drs. Denner and Plutzky and Mr. Norton, with Mr. Norton designated as the Chair of the Nominating and Governance Committee. From January 2015 to March 2015, the Compensation Committee consisted of Messrs. Norton and Rosenman, with Mr. Norton designated as the Chair of the Compensation Committee. Since March 2015, the Compensation Committee has consisted of Dr. Denner and Messrs. Norton and Rosenman, with Dr. Denner designated as the Chair of the Compensation Committee. From January 2014 to September 2014, Mr. Astrue served as the Chairman of the Board of Directors. Mr. Norton has served as the Chairman of the Board of Directors since September 2014.

        The cash and equity compensation arrangement for our non-employee directors was approved by the Board on August 14, 2013 and was effective as of July 19, 2013.

        Under the cash compensation arrangement, each non-employee director will receive an annual retainer of $40,000, with the Chairman of the Board of Directors receiving an additional $25,000 per year, the Chairman of the Audit Committee receiving an additional $15,000 per year, the Chairman of the Compensation Committee receiving an additional $12,000 per year and the Chairman of the Nominating and Governance Committee receiving an additional $7,500 per year. The annual retainers are paid in equal quarterly installments.

        Under the equity compensation arrangement, following the initial appointment or election to the Board, each non-employee director will be granted a non-qualified stock option to purchase 25,000 shares of Common Stock with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant, or the Initial Option. Initial Options (i) vest monthly over three years on each monthly anniversary date commencing on the date service as a non-employee director began and will continue to vest so long as the non-employee director continued service to the Company on such dates; (ii) have a seven-year term; and (iii) have a six-month post-termination exercise period.

        Thereafter, provided that the non-employee director is re-elected to the Board and has served as a director for at least six months as of such election date, each such non-employee director will be granted on the date of the Annual Meeting of Stockholders a non-qualified stock option to purchase a number of shares of Common Stock to be determined by the Board with an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant, or the Subsequent Option. Subsequent Options (i) vest monthly over one year following the date of grant so long as the non-employee director continued service to the Company on such dates; (ii) have a seven year term; and (iii) have a six month post-termination exercise period. In 2014, the Board did not issue any options to our non-employee directors; however, on May 27, 2015, the Compensation Committee of the

Board granted each non-employee director Subsequent Options to purchase 25,000 shares of the Company's Common Stock.

        Effective as of July 19, 2013, options granted under the 2010 Equity Incentive Plan to non-employee directors have a term of seven years unless terminated sooner upon termination of status as a director or otherwise pursuant to the 2010 Equity Incentive Plan. Such options are transferable by the non-employee director only in certain limited circumstances, and each option is exercisable during the lifetime of the non-employee director only by such non-employee director or a permitted transferee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to us with respect to beneficial ownership of our Common Stock as of September 15, 2015 by (i) each person or entity who is known by us to own beneficially more than 5% of our Common Stock; (ii) each of our directors; (iii) each of our named executive officers, as specified in the "Compensation Discussion and Analysis" section of this Proxy Statement; and (iv) all directors and executive officers as a group. Unless otherwise noted, the address of the persons or entities shown in the table is 351 East Evelyn Avenue, Mountain View, California, 94041.

	Beneficially Owned Stock(1)
Name	Number of Shares	Percent
5% Holders
North Tide Capital, LLC(2)	11,304,800	10.9%
BlackRock, Inc.(3)	11,209,590	10.8%
Aspen Investment Fund LLC(4)	9,967,245	9.6%
First Manhattan Co.(5)	8,529,483	8.2%
State Street Corporation(6)	7,475,757	7.2%
The Vanguard Group(7)	5,611,540	5.4%
Van Herk Investments B.V.(8)	5,470,799	5.3%
Non-Employee Directors
Alexander J. Denner, Ph.D.(9)	2,617,693	2.5%
David Y. Norton(10)	45,250	*
Jorge Plutzky, M.D.(11)	44,723	*
Eric W. Roberts(12)	20,600	*
Herman Rosenman(13)	48,750	*
Allan L. Shaw	—	—
Mayuran Sriskandarajah	—	—
Named Executive Officers
Seth H. Z. Fischer(14)	725,302	*
Svai S. Sanford(15)	92,742	*
John L. Slebir(16)	349,417	*
Wesley W. Day, Ph.D.(17)	432,379	*
Santosh T. Varghese, M.D.(18)	285,576	*
All directors and executive officers as a group (12 persons)(19)	4,662,432	4.5%

*
Less than 1%

(1)
Applicable percentage ownership is based on 104,036,005 shares of Common Stock outstanding as of September 15, 2015. Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options held by that person that will be vested and exercisable within 60 days of September 15, 2015 are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable, and except as indicated in the other footnotes to this table.

(2)
Consists of 11,304,800 shares of Common Stock as to which North Tide Capital, LLC and its affiliates (together "North Tide Capital") have shared voting and dispositive power. Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on January 5, 2015. The address of North Tide Capital is 500 Boylston Street, Suite 310, Boston, Massachusetts 02116.

(3)
BlackRock, Inc. and its affiliates (together "BlackRock") have sole voting power as to 11,000,738 shares of Common Stock and sole dispositive power as to 11,209,590 shares of Common Stock. Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on July 10, 2015. The address of BlackRock is 55 East 52nd Street, New York, New York 10055.

(4)
Consists of 9,967,245 shares of Common Stock as to which Aspen Investment Fund LLC and its affiliates (together "Aspen Investment") have shared voting and dispositive power. Beneficial ownership information is based on a Schedule 13D filed with the SEC on May 28, 2014. The address of Aspen Investment is 16192 Coastal Highway, Lewes, Delaware 19958.

(5)
First Manhattan Co. ("First Manhattan") have sole voting and dispositive power as to 6,679,404 shares of Common Stock, shared voting power as to 1,747,864 shares of Common Stock, and shared dispositive power as to 1,850,079 shares of Common Stock. Beneficial Ownership information is based on a Schedule 13G/A filed with the SEC on May 29, 2015. The address of First Manhattan is 399 Park Avenue, New York, New York 10022.

(6)
Consists of 7,475,757 shares of Common Stock as to which State Street Corporation and its affiliates (together "State Street") have shared voting and dispositive power. Beneficial ownership information is based on a Schedule 13G filed with the SEC on February 13, 2015. The address of State Street is State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111.

(7)
The Vanguard Group and its affiliates (together "Vanguard") have sole voting power as to 128,492 shares of Common Stock, sole dispositive power as to 5,488,448 shares of Common Stock and shared dispositive power as to 123,092 shares of Common Stock. Beneficial ownership information is based on a Schedule 13G/A filed with the SEC on February 11, 2015. The address of Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(8)
Van Herk Investments B.V. and its affiliates (together "Van Herk Investments B.V.") have shared voting and dispositive power as to 5,470,799 shares of Common Stock. Beneficial ownership information is based on a Schedule 13G filed with the SEC on August 24, 2015. The address of Van Herk Investments B.V. is Lichtenauerlaan 30, 3062 ME Rotterdam, The Netherlands.

(9)
Consists of (i) 1,033,438 shares of Common Stock directly beneficially owned by Sarissa Capital Offshore Master Fund LP, a Cayman Islands limited partnership ("Sarissa Offshore"); (ii) 1,540,505 shares of Common Stock directly beneficially owned by Sarissa Capital Domestic Fund LP, a Delaware limited partnership ("Sarissa Domestic," and, together with Sarissa Offshore, the "Sarissa Funds"); and (iii) 43,750 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015. By virtue of his status as (a) the Chief Investment Officer of Sarissa Capital Management LP, a Delaware limited partnership ("Sarissa Capital"), the investment advisor to the Sarissa Funds, and (b) the managing member of Sarissa Capital Management GP LLC, a Delaware limited liability company, the general partner of Sarissa Capital, Dr. Denner, is deemed to beneficially own all such shares of Common Stock owned by the Sarissa Funds. Dr. Denner disclaims beneficial ownership of such shares of Common Stock owned by the Sarissa Funds.

(10)
Consists of (i) 1,500 shares of Common Stock and (ii) 43,750 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

(11)
Consists of (i) 973 shares of Common Stock and (ii) 43,750 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

(12)
Consists of 20,600 shares of Common Stock.

(13)
Consists of (i) 5,000 shares of Common Stock Mr. Rosenman is deemed to beneficially own that are held in an Individual Retirement Account for the benefit of Mr. Rosenman and (ii) 43,750 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

(14)
Consists of (i) 3,080 shares of Common Stock and (ii) 722,222 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

(15)
Consists of (i) 37,109 shares of Common Stock and (ii) 55,633 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

(16)
Consists of (i) 37,902 shares of Common Stock and (ii) 311,515 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

(17)
Consists of (i) 26,222 shares of Common Stock and (ii) 406,157 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

(18)
Consists of (i) 18,733 shares of Common Stock and (ii) 266,843 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

(19)
Includes 1,937,370 options to purchase shares of Common Stock vested and exercisable within 60 days of September 15, 2015.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports of ownership with the SEC. Such officers, directors and stockholders are also required by SEC rules to provide us with copies of all Section 16(a) forms that they file. Based solely on our review of copies of such forms received by us or on written representations from reporting persons that no other reports were required during the fiscal year ended December 31, 2014, we believe that all of our executive officers, directors and 10% stockholders timely complied with all Section 16(a) filing requirements during 2014.

 EQUITY COMPENSATION PLAN INFORMATION

        Information about our equity compensation plans at December 31, 2014, that were approved by our stockholders was as follows:

Plan Category	Number of Shares to be issued Upon Exercise of Outstanding Options and Rights	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance(3)
Equity compensation plans approved by stockholders(1)	5,964,959	$11.52	10,394,578
Equity compensation plans not approved by stockholders(2)	325,000	$10.19	—

Total	6,289,959	$11.45	10,394,578

(1)
Consists of three plans: our 1994 Employee Stock Purchase Plan, our 2001 Stock Option Plan and our 2010 Equity Incentive Plan.

(2)
On April 30, 2010, our Board granted an option to purchase 400,000 shares of our Common Stock, or the Inducement Grant, to Michael P. Miller, our former Senior Vice President and Chief Commercial Officer. The Inducement Grant was granted outside of the 2010 Equity Incentive Plan and without stockholder approval pursuant to NASDAQ Listing Rule 5635(c)(4) and is subject to the terms and conditions of the Stand-Alone Stock Option Agreement between the Company and Mr. Miller.

(3)
Includes 10,009,405 shares for the 2010 Equity Incentive Plan and 385,173 shares for the 1994 Employee Stock Purchase Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Change of Control and Severance Agreements with Executive Officers

        Our current executive officers, excluding our Chief Executive Officer, our Chief Financial Officer and Chief Accounting Officer, and our Vice President, Clinical Development, have Second Amended and Restated Change of Control and Severance Agreements that provide for certain benefits in the event of a Change of Control. In addition, our Chief Executive Officer's employment agreement (see "Compensation and Discussion Analysis—Employment Agreement") provides for certain benefits in the event of a Change of Control, our Chief Financial Officer and Chief Accounting Officer's letter agreement regarding retention agreement provides for certain severance benefits (see "Potential Payments Upon Termination or Change of Control for Each Named Executive Officer—Termination and Change of Control Benefits for our Chief Financial Officer"), and our Vice President, Clinical Development's letter agreement regarding retention benefits provides for certain severance benefits (see "Potential Payments Upon Termination or Change of Control for Each Named Executive Officer—Termination and Change of Control Benefits for our Other Named Executive Officers").

        The above referenced agreements recognize that there may be periods where another company, entity or individual considers the possibility of acquiring the Company or that a change in our Board may otherwise occur (collectively known as a Change of Control), with or without the approval of our Board. These agreements recognize that such an event may cause a distraction to employees, which may in turn cause employees to consider alternative employment opportunities. The Board determined that it was in the best interest of the Company to give such employees an incentive to continue their employment during periods when the threat or occurrence of a Change of Control may exist. These agreements are discussed in more detail in the sections entitled "Compensation and Discussion

Analysis—Employment Agreement" and "Potential Payments Upon Termination or Change of Control for each Named Executive Officer" found elsewhere in this Proxy Statement.

Indemnification Agreements

        We have entered into or intend to enter into indemnification agreements with each of our directors and executive officers. These agreements require us to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with us.

Review, Approval or Ratification of Transactions with Related Parties

        We, or one of our subsidiaries, may occasionally enter into transactions with certain "related parties." Related parties include our executive officers, directors, nominees for directors, or 5% or more beneficial owners of our Common Stock and immediate family members of these persons. We refer to transactions in which the related party has a direct or indirect material interest as "related party transactions." Each related party transaction must follow the procedures set forth in the Company's Code of Business Conduct and Ethics and be reviewed and approved by the Audit Committee prior to the entering into of such transaction.

        The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, the following:

  •
  the extent of the related party's interest in the related party transaction;

  •
  the aggregate value of the related party transaction;

  •
  the benefit to the Company; and

  •
  whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

  Settlement with First Manhattan Co.

        On July 18, 2013, we entered into a settlement agreement, or the Settlement Agreement, with First Manhattan Co., or First Manhattan, terminating First Manhattan's proxy contest with respect to the election of directors at our 2013 annual meeting of stockholders (the "2013 Annual Meeting").

        Pursuant to the Settlement Agreement, we agreed, among other things, (i) to amend our Amended and Restated Bylaws to increase the size of our Board to comprise a total of eleven members, (ii) to reconstitute the Board, with the following individuals: Michael J. Astrue, J. Martin Carroll, Samuel F. Colin, M.D., Alexander J. Denner, Ph.D., Johannes J.P. Kastelein, M.D, Ph.D., Mark B. Logan, David Y. Norton, Jorge Plutzky, M.D., Herman Rosenman and Robert N. Wilson, and (iii) to amend the Amended and Restated Bylaws to authorize the Board to adjourn the 2013 Annual Meeting. In connection with the Settlement Agreement, each of Charles J. Casamento, Ernest Mario, Ph.D., Linda M. Dairiki Shortliffe, M.D., Peter Y. Tam and Leland F. Wilson resigned from our Board, effective July 19, 2013.

        Also in connection with the Settlement Agreement, Mr. Wilson resigned as our Chief Executive Officer, effective July 19, 2013. In his place, the reconstituted Board appointed Anthony P. Zook to serve as Chief Executive Officer and as a new director to our Board. Mr. Zook resigned from the position of Chief Executive Officer and as a director effective as of September 3, 2013. In connection with the Settlement Agreement, we reimbursed approximately $2.9 million in expenses incurred by First Manhattan. Dr. Colin, one of our former directors, was appointed to our Board in connection with the

Settlement Agreement and is Senior Managing Director at First Manhattan. Dr. Colin served as a director of the Company from July 19, 2013 to January 22, 2015.

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

        Under the rules of the SEC, eligible stockholders may submit proposals for inclusion in the Proxy Statement for our 2016 annual meeting. In order for a proposal to be included in our Proxy Materials for a particular meeting, the person submitting the proposal must own, beneficially or of record, at least 1% or $2,000 in market value, whichever is less, of shares of our Common Stock entitled to be voted on that proposal at the meeting, and must have held those shares for a period of at least one year and continue to hold them through the date of the meeting. Also, the proposal and the stockholder submitting it must comply with certain other eligibility and procedural requirements contained in rules of the SEC.

        Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Proxy Statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in the 2016 Proxy Statement, your proposal must be received by us no later than May 27, 2016, based on an anticipated Proxy Statement mailing date of September 24, 2015, and must otherwise comply with Rule 14a-8. While our Board will consider stockholder proposals, we reserve the right to omit from the Proxy Statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

        Under our Amended and Restated Bylaws, in order to nominate a director or bring any other business before the stockholders at the 2016 Annual Meeting that will not be included in our Proxy Statement, the proposal must be received by the Company's Corporate Secretary on or between July 2, 2016 and August 1, 2016.

        In accordance with our Amended and Restated Bylaws, the required notice of a nomination for director must include, among other things, (1) the name, age, business address and residence address of the nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of VIVUS shares that are beneficially owned by such nominee, (4) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (5) any other information relating to such nominee that is required to be disclosed in the solicitations for Proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected). Only persons who are nominated in the manner described in our Amended and Restated Bylaws are eligible to be elected as directors at meetings of our stockholders, and the Chairman of a meeting of our stockholders may refuse to acknowledge a nomination that is not made in compliance with the required notice procedure.

        All proposals for inclusion in the 2016 Proxy Statement or consideration at the 2016 annual meeting must set forth the information required by our Amended and Restated Bylaws, a copy of which is available upon written request to VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041, Attention: Corporate Secretary. Proposals should be addressed to:

Corporate Secretary
VIVUS, Inc.
351 East Evelyn Avenue
Mountain View, CA 94041

 HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Statements and Annual Reports with respect to two or more stockholders sharing the same address by delivering a single set of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        A single set of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you share an address with another stockholder and have received only one set of this year's Proxy Materials and you wish to receive a separate copy, please notify us in writing to our Corporate Secretary at VIVUS, Inc., 351 East Evelyn Avenue, Mountain View, CA 94041, or via phone at 650-934-5200 and we will deliver a separate copy to you promptly.

        Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent thereto. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate set of printed Proxy Materials, please notify your broker. Stockholders who received multiple copies of the Proxy Materials at their address and would like to request "householding" of their communications should contact their broker.

 OTHER MATTERS

        Other than matters and proposals described in this Proxy Statement, we have not received valid notice of any other business to be acted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the Proxy Card or Voting Instruction Form to vote the shares they represent as the Board may recommend.

        It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the Proxy Card or Voting Instruction Form at your earliest convenience.

The Board of Directors

Mountain View, California
September 18, 2015

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., EDT, on October 29, 2015. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/VVUS • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2 — 3. 1. Election of Directors. To elect eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified: + For Withhold For Withhold For Withhold 01 - Alexander J. Denner, Ph.D. 02 - Seth H. Z. Fischer 03 - David Y. Norton 04 - Jorge Plutzky, M.D. 05 - Eric W. Roberts 06 - Herman Rosenman 07 - Allan L. Shaw 08 - Mayuran Sriskandarajah For Against Abstain ForAgainst Abstain 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers. 3. To ratify the appointment of OUM & Co. LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. 4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below This Proxy should be marked, dated and signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 4 2 8 9 5 1 0247JH MMMMMMMMM B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — VIVUS, Inc. + Notice of 2015 Annual Meeting of Stockholders Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — October 30, 2015 Seth H. Z. Fischer and John L. Slebir, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of VIVUS, Inc., a Delaware corporation, to be held on Friday, October 30, 2015, at 10:00 a.m., local time, at Hogan Lovells US LLP, 875 Third Avenue, New York, New York 10022, or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees listed on the reverse side and FOR Proposals 2 — 3. Should a director nominee be unable to serve as a director, an event not currently anticipated, the Proxies reserve the right, in their discretion, to vote for a substitute nominee designated by the Board of Directors. Also, in their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. (Items to be voted appear on reverse side.) Non-Voting Items Change of Address — Please print new address below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C